Exhibit 99.1

PRO FORMA VALUATION UPDATE REPORT

CLIFTON BANCORP INC.

Clifton, New Jersey

PROPOSED HOLDING COMPANY FOR:

CLIFTON SAVINGS BANK

Clifton, New Jersey

Dated As Of:

January 17, 2014

Prepared By:

RP® Financial, LC.

1100 North Glebe Road

Suite 600

Arlington, Virginia 22201

January 17, 2014

Boards of Directors

Clifton MHC

Clifton Savings Bancorp, Inc.

Clifton Savings Bank

1433 Van Houten Avenue

Clifton, New Jersey 07015-2149

Members of the Boards of Directors:

At your request, we have completed and hereby provide an updated independent appraisal (the “Update”) of the estimated pro forma market value of the common stock to be issued in connection with the mutual-to-stock conversion transaction described below.

This updated appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”), and applicable regulatory interpretations thereof. Our original appraisal report, dated November 15, 2013 (the “Original Appraisal”), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

Description of Plan of Conversion and Reorganization

On November 20, 2013, the Boards of Directors of Clifton MHC (the “MHC”), Clifton Savings Bancorp, Inc. (“Clifton Bancorp” or the “Company”) and Clifton Savings Bank (the “Bank”), Clifton, New Jersey, unanimously adopted an amended and restated plan of conversion (which is referred to as the “Plan of Conversion”), which amended and restated in its entirety the plan of conversion approved by the Boards of Directors of the MHC, the Company and the Bank on November 8, 2010, whereby the MHC will convert to stock form. As a result of the conversion, Clifton Savings Bancorp, Inc., which currently owns all of the issued and outstanding common stock of the Bank, will be succeeded by a newly-formed Maryland corporation to be named Clifton Bancorp Inc. The MHC will consolidate its assets into the Company, and following the conversion the MHC will no longer exist. For purposes of this document, the existing consolidated entity and its post-conversion succession will hereinafter be referred to as “Clifton Bancorp” or the “Company”. As of December 31, 2013, the MHC had a majority ownership interest in, and its principal asset consisted of, approximately 64% of the common stock (the “MHC Shares”) of Clifton Bancorp. The remaining 36% of Clifton Bancorp’s common stock was owned by public shareholders.

It is our understanding that Clifton Bancorp will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Benefit Plans, Supplemental Eligible Account Holders and Other Members,

Washington Headquarters Three Ballston Plaza 1100 North Glebe Road, Suite 600 Arlington, VA 22201 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com

Boards of Directors

January 17, 2014

as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions. To the extent that shares remain available for purchase after satisfaction of all orders received in the subscription offering, the shares may be offered for sale to the public at large in a community offering and a syndicated offering or in a firm commitment underwritten public offering. Upon completing the mutual-to-stock conversion and stock offering (the “Second Step Conversion”), the Company will be 100% owned by public shareholders, and the publicly-held shares of Clifton Bancorp will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed, taking into account the impact of the MHC assets in the Second Step Conversion, consistent with FRB policy with respect to the treatment of MHC assets that will be consolidated with the Company.

The estimated pro forma market value is defined as the price at which Clifton Bancorp’s common stock, immediately upon completion of the second step stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable OCC regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion offering, or prior to that time, will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its financial institution clients.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in Clifton Bancorp’s financial condition, including financial data through December 31, 2013, as compared to September 30, 2013, as contained in the Original Appraisal; (2) an updated comparison of Clifton Bancorp’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and, (3) a review of stock market conditions since the date of the Original Appraisal incorporating stock prices as of January 17, 2014.

This Update reflects only a valuation range as of this date for the pro forma market value of Clifton Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at any time thereafter following the completion of the Second Step Conversion.

Boards of Directors

January 17, 2014

Discussion of Relevant Considerations

1.	Financial Results

Table 1 presents summary balance sheet and income statement data through December 31, 2013, as well as comparable data for the period ending September 30, 2013, as set forth in the Original Appraisal. The Company’s financial condition and operating results reflected modest change relative to the September 30, 2013, financial data utilized in the Original Appraisal, which will be discussed more fully below.

Growth Trends

The Company recorded an increase in total assets during the quarter ended December 31, 2013, with assets increasing by $16.2 million or by 1.5%. Asset growth was facilitated by expansion of the loan portfolio (by $22.9 million) which was partially offset by a reduction in mortgage-backed securities (“MBS”). Deposit balances also reflected change over the quarter, decreasing by $16.9 million (2.1% reduction) to equal $774.5 million as part of a conscious effort by management to runoff higher cost certificates of deposit (“CD”) balances and limit the cost of funds. The reduction in deposits was offset by growth in borrowings which increased by $30 million to equal $122.5 million as of December 31, 2013. The increase in equity was attributable to net income totaling $1.8 million for the three months ended December 31, 2013, which was partially offset by the payment of dividends and the impact on capital of the exercise of outstanding stock options and the related tax benefit.

Loan Receivable

Loans receivable increased from $554.5 million, as of September 30, 2013, to $577.4 million as of December 31, 2013, reflecting a 4.1% increase, resulting in an increase in the loans to assets ratio to 52.5% as of December 31, 2013. During fiscal 2013, the Board and management took a more active approach to grow the loan portfolio in an effort to increase profitability and recent growth reflects these ongoing efforts to expand the loan portfolio. As discussed in the Original Appraisal, the majority of the recent loan portfolio growth has been in shorter term fixed rate mortgage loans (i.e., maturities of 15 years or less) or hybrid ARM loans.

Cash, Investments and Mortgage-Backed Securities

Cash and cash equivalents decreased by $2.9 million, to equal $11.9 million as of December 31, 2013, while the total balance of investments and MBS decreased by $5.8 million, to equal $450.2 million or 41.0% of total assets as of December 31, 2013. The modest reduction is attributable to management’s efforts to reduce the balance of securities in favor of whole loans subject to market and competitive constraints. Unlike many other financial institutions, the majority of the investment portfolio is in the held to maturity (“HTM”) category to avoid the erratic swings in market valuations of bonds, therefore providing greater stability in the Company’s GAAP equity position. At the same time, the market values of the securities portfolio, including the underlying gains and losses relative to the historical cost basis are disclosed in both regulatory and securities filings and thus, are relatively transparent to both the regulatory and investor community.

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January 17, 2014

Table 1

Clifton Bancorp Inc.

Recent Financial Data

	At September 30, 2013		At December 31, 2013
	Amount	% of Assets	Amount	% of Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Assets	$1,082,866	100.00%	$1,099,073	100.00%
Loans receivable, net	554,450	51.20%	577,388	52.53%
Cash and cash equivalents	14,812	1.37%	11,901	1.08%
Mortgage-backed securities (AFS)	4,181	0.39%	3,764	0.34%
Investment securities (HTM)	139,948	12.92%	139,964	12.73%
Mortgage-backed securities (HTM)	311,894	28.80%	306,474	27.88%

Total Investments and MBS	456,023	42.11%	450,202	40.96%
FHLB stock	5,639	0.52%	6,989	0.64%
Bank-owned life insurance	36,017	3.33%	36,262	3.30%
Real estate owned	405	0.04%	—	0.00%
Deposits	791,387	73.08%	774,529	70.47%
FHLB advances	92,500	8.54%	122,500	11.15%
Stockholders’ equity	188,521	17.41%	191,460	17.42%

	12 Months Ended September 30, 2013		12 Months Ended December 31, 2013
	Amount	% of Avg. Assets	Amount	% of Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest Income	$33,360	3.19%	$33,343	3.15%
Interest Expense	(10,365)	-0.99%	(10,056)	-0.95%

Net Interest Income	$22,995	2.20%	$23,287	2.20%
Provision for Loan Losses	(1,006)	-0.10%	(684)	-0.06%

Net Interest Income after Provisions	$21,989	2.10%	$22,603	2.14%
Other Operating Income	1,228	0.12%	1,258	0.12%
Operating Expense	(14,405)	-1.38%	(14,592)	-1.38%

Net Operating Income	8,812	0.84%	9,269	0.88%
Net Non-Operating Income	563	0.05%	566	0.05%
Net Income Before Tax	9,375	0.90%	9,835	0.93%
Income Taxes	(3,180)	-0.30%	(3,399)	-0.32%

Net Income (Loss)	$6,195	0.60%	$6,436	0.61%
Core Net Income (Loss)	$5,857	0.56%	$6,096	0.58%

Source: Clifton Bancorp’s Prospectus and RP Financial calculations.

Boards of Directors

January 17, 2014

Bank-Owned Life Insurance

As of December 31, 2013, bank-owned life insurance (“BOLI”) increased minimally by $245,000 to $36.3 million or 3.3% of assets, owing to increases in the cash surrender value of the policies. The balance of the BOLI reflects the value of life insurance contracts on selected members of the Company’s management and has been purchased with the intent to offset various benefit program expenses on a tax-advantaged basis. The increase in the cash surrender value of the BOLI is recognized as an addition to other non-interest income on an annual basis.

Funding Structure

Deposit balances decreased over the quarter ended December 31, 2013, to equal $774.5 million, or 70.5% of total assets. The reduction reflects the Company’s current strategy to resist meeting the highly competitive CD rates offered by many competitors such that CD costs are minimized while continuing to seek growth in core transaction and savings accounts.

Borrowings, consisting of fixed rate FHLB advances, increased by $30.0 million (32.4%) over the quarter to equal $122.5 million, or 11.2% of total assets. The Company’s recent increase in the balance of borrowed funds is the result of loan growth outpacing the growth in deposits, therefore requiring additional funds to support the increasing loan portfolio. Given the recent environment, the Company has been utilizing fixed rate advances for earnings and interest rate risk management purposes.

Equity

The Company’s stockholders’ equity increased by $2.9 million over the three months ended December 31, 2013, and equaled $191.5 million or 17.4% of total assets. The Company thus maintains a very strong capital ratio in relation to many of its peers, even on a pre-offering basis prior to the completion of the Second Step Conversion.

Income and Expense Trends

The Company realized modest earnings growth for the twelve months ended December 31, 2013, relative to the levels set forth in the Original Appraisal based on financial data for the twelve months ended September 30, 2013. Specifically, the Company’s earnings equaled $6.436 million, or 0.61% of average assets for the twelve months ended December 31, 2013, which represents a $241,000 increase relative to the $6.195 million trailing twelve month earnings figure reported as of the date of the Original Appraisal. Excluding non-operating items, core net income increased by $239,000 over the quarter to equal $6.096 million (0.58% of average assets) for the twelve months ended December 31, 2013. Details with respect to changes in the Company’s earnings are more fully explained below.

Net Interest Income

The Company’s net interest income increased based on updated financial data, owing to both a declining cost of funds and the expanding loan portfolio. In this regard, the Company’s deposit costs have continued to diminish as higher costing CDs have repriced and as Clifton Bancorp has resisted meeting the rate offerings of the top rate payers in the market,

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January 17, 2014

which has resulted in the outflow of maturing CDs. As noted earlier, deposit outflows have been offset by expanded utilization of borrowed funds which management has determined have a lower “all-in” cost in the current rate environment, particularly as Clifton Bancorp seeks to extend maturities modestly owing to interest rate risk considerations.

The Company’s level of net interest income equaled $23.3 million (2.20% of average assets), for the twelve months ended December 31, 2013, as compared to $23.0 million (2.20% of average assets) reported for the twelve months ended September 30, 2013. Importantly, notwithstanding the recent improvement, the Company’s spreads remain thin, which is reflective of the low margins inherent in its core business (i.e., funding residential mortgage loans and investment securities primarily with CD deposits and, to a lesser extent, borrowings).

Loan Loss Provisions

Provision for loan losses declined from $1.0 million, or 0.10% of average assets for the twelve months ended September 30, 2013, to $684,000, or 0.06% of average assets for the twelve months ended December 31, 2013. While the Company’s loan loss provisions fluctuate based on loan growth and asset quality trends, they continue to remain low in comparison to industry averages reflecting the low credit risk nature of the Company’s lending operations and securities investments.

Non-Interest Income

Consistent with the Company’s adherence to a traditional thrift strategy and resultant limited income diversification, sources of non-interest operating income have been a very minor contributor to earnings. As noted in the Original Appraisal, sources of non-interest operating income consist substantially of fees and service charges generated from the Company’s retail banking activities and through the BOLI investments. Since the Company is a portfolio lender, it does not earn secondary marketing or servicing income and loan fees such as late payment charges are limited, owing to the high credit quality of the portfolio.

Non-interest income increased for the most recent twelve months relative to the level reported in the Original Appraisal, increasing by $30,000 to $1.3 million (0.12% of average assets) for the twelve months ended December 31, 2013.

Operating Expenses

The Company maintains a low operating expense ratio due to a relatively large average branch size, limited loan products, and focus on funding with CDs and borrowings which entail a limited non-interest cost to acquire and service. The Company has been effective in limiting the growth in expenses in this fashion. Operating costs increased modestly over the last quarter and equaled $14.6 million, or 1.38% of average assets for the twelve months ended December 31, 2013, in relation to $14.4 million or 1.38% of average assets for the twelve months ended September 30, 2013.

As noted in the Original Appraisal, operating expenses have reflected a growth trend over the last year, primarily due to the increase in compensation expense, mainly as a result of cost increases associated with the expansion of Clifton Bancorp’s lending operations. Specifically, Clifton Bancorp sought to increase loan originations in 1-4 family mortgage lending, which required both originators and processors. Additionally, the formal establishment of a commercial loan department, which entailed the employment of not only senior loan officers, but related support personnel to manage loan processing and administration in the commercial lending function, also increased the Company’s operating costs.

Boards of Directors

January 17, 2014

Non-Operating Income/Expense

Non-operating income and expenses have typically had a limited impact on earnings over the last several years. The Company reported non-operating income of $566,000 for the twelve months ended December 31, 2013 compared to non-operating income of $563,000 for the twelve months ended September 30, 2013. Substantially all of the Company’s non-operating income for both periods consisted of gains on the sale of securities.

Taxes

The Company is subject primarily to federal corporate taxation. While the state of New Jersey does impose a corporate income tax, Clifton Bancorp created a “passive investment company” (“PIC”), as permitted by New Jersey law, which has minimized the Company’s state corporate income tax liability. The Company’s average tax rate approximated 34.6% of pre-tax income for the twelve months ended December 31, 2013, which compared closely to the 33.9% effective tax rate for the twelve months ended September 30, 2013.

Efficiency Ratio

The Company’s efficiency ratio was unchanged, equal to 59.5% for both the twelve months ended September 30, 2013, and December 31, 2013. On a post-Offering basis, the efficiency ratio may show some improvement from the benefit of reinvesting the proceeds from the Offering. However, a portion of the benefit is expected to be offset by the increased expense of the stock benefit plans.

2.	Peer Group Financial Comparisons

Tables 2 and 3 present the most updated financial characteristics and operating results available for the Company, the Peer Group identified in the Original Appraisal, and all publicly-traded savings institutions.

Financial Condition

In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios examined in the Original Appraisal analysis (see Table 2). Relative to the Peer Group, the Company’s interest-earning asset composition continued to reflect a higher level of cash, MBS and investments (42.7% of assets for the Company versus 26.9% for the Peer Group on average) and a lower level of loans (52.5% for the Company versus 67.1% for the Peer Group). The Company’s funding composition is relatively similar with the recent growth in borrowings as both aggregates approximate the Peer Group averages and medians.

Boards of Directors

January 17, 2014

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2013

		Balance Sheet as a Percent of Assets
		Cash & Equivalents	MBS & Invest	BOLI	Loans	Deposits	Borrowed Funds	Subd. Debt	Equity	Goodwill & Intang	Tangible Equity
Clifton Savings Bancorp, Inc.
December 31, 2013		1.1%	41.6%	3.3%	52.5%	70.5%	11.2%	0.0%	17.4%	0.0%	17.4%
All Public Companies
Averages		6.1%	21.0%	1.9%	66.6%	74.5%	10.5%	0.4%	13.4%	0.7%	12.7%
Medians		3.8%	16.9%	1.9%	68.7%	75.8%	8.5%	0.0%	12.4%	0.0%	11.3%
State of NJ
Averages		3.0%	25.8%	2.5%	64.4%	71.7%	13.5%	0.2%	13.6%	1.1%	12.5%
Medians		1.9%	21.2%	2.4%	68.3%	73.1%	11.3%	0.0%	13.1%	0.5%	10.1%
Comparable Group
Averages		3.7%	23.2%	2.5%	67.1%	71.5%	13.4%	0.1%	13.7%	0.5%	13.2%
Medians		2.8%	19.9%	2.2%	68.7%	75.9%	10.8%	0.0%	12.2%	0.3%	11.7%
Comparable Group
BLMT	BSB Bancorp, Inc. of MA	4.8%	14.7%	1.3%	77.8%	71.1%	15.1%	0.0%	12.6%	0.0%	12.6%
BKMU	Bank Mutual Corp of WI	2.5%	27.5%	2.6%	61.9%	75.8%	8.8%	0.0%	12.0%	0.0%	11.9%
CBNJ	Cape Bancorp, Inc. of NJ	3.0%	16.1%	2.9%	71.3%	77.1%	9.3%	0.0%	13.1%	2.1%	11.0%
ESSA	ESSA Bancorp, Inc. of PA	2.1%	23.7%	2.1%	67.6%	75.9%	11.1%	0.0%	12.1%	0.8%	11.3%
FBNK	First Connecticut Bancorp of CT	2.5%	6.6%	1.9%	86.2%	77.8%	8.8%	0.0%	11.4%	0.0%	11.4%
FXCB	Fox Chase Bancorp, Inc. of PA	0.6%	31.6%	1.5%	63.3%	61.7%	21.8%	0.0%	15.7%	0.0%	15.7%
NFBK	Northfield Bancorp, Inc. of NJ	3.4%	38.3%	4.6%	50.4%	54.7%	18.0%	0.0%	26.3%	0.6%	25.6%
OSHC	Ocean Shore Holding Co. of NJ	12.0%	13.1%	2.2%	69.7%	77.1%	10.5%	1.0%	10.2%	0.5%	9.7%
THRD	TF Financial Corporation of PA	3.7%	16.1%	2.2%	74.8%	81.8%	6.1%	0.0%	11.1%	0.6%	10.6%
WFD	Westfield Fin. Inc. of MA	2.2%	43.9%	3.7%	48.2%	62.4%	24.4%	0.0%	12.3%	0.0%	12.3%

		Balance Sheet Annual Growth Rates							Regulatory Capital
		Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. & Subdebt	Equity	Tangible Equity	Tangible	Core	Reg.Cap.
Clifton Savings Bancorp, Inc.
December 31, 2013		7.73%	-12.05%	28.71%	0.44%	123.97%	3.20%	3.20%	15.27%	15.27%	35.79%
All Public Companies
Averages		3.85%	2.49%	6.02%	4.54%	-2.10%	0.54%	0.20%	12.84%	12.71%	20.86%
Medians		1.54%	-0.78%	3.98%	1.66%	-2.09%	-1.03%	-0.92%	12.44%	12.39%	19.39%
State of NJ
Averages		4.47%	-3.93%	9.90%	2.74%	15.03%	-1.54%	-2.11%	12.13%	12.13%	20.24%
Medians		2.99%	-8.54%	5.66%	1.66%	-2.10%	0.76%	0.77%	10.44%	10.44%	20.51%
Comparable Group
Averages		5.86%	2.98%	10.09%	7.88%	-3.68%	-3.90%	-4.01%	11.25%	11.25%	18.23%
Medians		3.16%	-2.25%	5.93%	4.87%	-6.27%	-5.11%	-5.05%	11.04%	11.04%	17.93%
Comparable Group
BLMT	BSB Bancorp, Inc. of MA	24.41%	47.38%	20.27%	25.64%	50.87%	-2.67%	-2.67%	NA	NA	17.10%
BKMU	Bank Mutual Corp of WI	-6.11%	-20.06%	2.37%	-7.89%	-2.80%	1.48%	1.48%	10.89%	10.89%	18.22%
CBNJ	Cape Bancorp, Inc. of NJ	2.98%	-0.45%	5.09%	9.92%	-23.18%	-6.93%	-8.12%	9.50%	9.50%	14.13%
ESSA	ESSA Bancorp, Inc. of PA	-3.28%	-4.04%	-2.33%	4.56%	-35.14%	-5.11%	-5.05%	11.19%	11.19%	20.35%
FBNK	First Connecticut Bancorp of CT	13.44%	7.15%	15.30%	23.26%	-17.36%	-6.05%	-6.05%	NA	NA	16.12%
FXCB	Fox Chase Bancorp, Inc. of PA	3.33%	1.10%	3.98%	-2.86%	37.04%	-5.11%	-5.11%	13.10%	13.10%	20.02%
NFBK	Northfield Bancorp, Inc. of NJ	9.48%	-9.78%	27.86%	-4.98%	-1.55%	NM	NM	NA	NA	NA
OSHC	Ocean Shore Holding Co. of NJ	-1.70%	-16.84%	5.20%	-1.87%	-4.11%	1.90%	2.04%	NA	NA	NA
THRD	TF Financial Corporation of PA	19.55%	38.69%	16.49%	27.86%	-32.15%	13.23%	13.29%	10.21%	10.21%	17.64%
WFD	Westfield Fin. Inc. of MA	-3.47%	-13.33%	6.66%	5.18%	-8.43%	-25.87%	-25.87%	12.60%	12.60%	22.24%

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2014 by RP® Financial, LC.

Boards of Directors

January 17, 2014

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30, 2013

			Net Interest Income					Other Income
		Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Loan Fees	R.E. Oper.	Other Income	Total Other Income
Clifton Savings Bancorp, Inc.
December 31, 2013		0.61%	3.15%	0.95%	2.20%	0.06%	2.14%	0.00%	0.00%	0.12%	0.12%
All Public Companies
Averages		0.51%	3.73%	0.72%	3.01%	0.20%	2.81%	0.06%	-0.06%	0.70%	0.70%
Medians		0.58%	3.67%	0.69%	3.04%	0.13%	2.87%	0.00%	-0.02%	0.56%	0.58%
State of NJ
Averages		0.55%	3.57%	0.74%	2.83%	0.29%	2.54%	0.01%	-0.06%	0.49%	0.44%
Medians		0.56%	3.46%	0.69%	2.84%	0.15%	2.58%	0.00%	0.00%	0.46%	0.41%
Comparable Group
Averages		0.51%	3.51%	0.67%	2.85%	0.15%	2.70%	0.03%	-0.08%	0.59%	0.54%
Medians		0.51%	3.42%	0.65%	2.81%	0.15%	2.61%	0.00%	-0.02%	0.41%	0.45%
Comparable Group
BLMT	BSB Bancorp, Inc. of MA	0.20%	3.30%	0.56%	2.74%	0.18%	2.57%	0.07%	0.00%	0.19%	0.26%
BKMU	Bank Mutual Corp of WI	0.43%	3.34%	0.62%	2.72%	0.23%	2.49%	0.13%	-0.15%	1.06%	1.05%
CBNJ	Cape Bancorp, Inc. of NJ	0.52%	3.91%	0.54%	3.37%	0.28%	3.09%	0.00%	-0.13%	0.78%	0.66%
ESSA	ESSA Bancorp, Inc. of PA	0.63%	3.67%	0.81%	2.86%	0.27%	2.59%	0.07%	0.03%	0.35%	0.46%
FBNK	First Connecticut Bancorp of CT	0.32%	3.40%	0.53%	2.87%	0.06%	2.81%	-0.01%	0.00%	0.36%	0.35%
FXCB	Fox Chase Bancorp, Inc. of PA	0.54%	3.63%	0.73%	2.91%	0.09%	2.82%	0.00%	-0.46%	1.19%	0.74%
NFBK	Northfield Bancorp, Inc. of NJ	0.64%	3.43%	0.68%	2.76%	0.12%	2.63%	0.00%	0.00%	0.26%	0.26%
OSHC	Ocean Shore Holding Co. of NJ	0.48%	3.33%	0.84%	2.49%	0.09%	2.40%	0.00%	-0.01%	0.45%	0.44%
THRD	TF Financial Corporation of PA	0.88%	3.91%	0.54%	3.37%	0.20%	3.17%	0.00%	-0.09%	1.20%	1.11%
WFD	Westfield Fin. Inc. of MA	0.50%	3.20%	0.84%	2.37%	-0.03%	2.40%	0.00%	-0.02%	0.07%	0.05%

		G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
		G&A Expense	Goodwill Amort.	Net Gains	Extrao. Items	Yield On Assets	Cost Of Funds	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
Clifton Savings Bancorp, Inc.
December 31, 2013		1.38%	0.00%	0.05%	0.00%	3.38%	1.20%	2.18%	$10,671	34.56%
All Public Companies
Averages		3.04%	0.02%	0.35%	0.00%	3.98%	0.85%	3.13%	$5,634	30.62%
Medians		2.89%	0.00%	0.12%	0.00%	3.97%	0.80%	3.16%	$4,815	33.27%
State of NJ
Averages		2.16%	0.01%	0.06%	0.00%	3.83%	0.88%	2.96%	$8,346	31.72%
Medians		2.03%	0.00%	0.06%	0.00%	3.71%	0.86%	3.00%	$6,958	34.72%
Comparable Group
Averages		2.60%	0.01%	0.11%	0.00%	3.74%	0.79%	2.95%	$6,383	31.93%
Medians		2.75%	0.00%	0.14%	0.00%	3.66%	0.80%	2.92%	$6,054	32.08%
Comparable Group
BLMT	BSB Bancorp, Inc. of MA	2.74%	0.00%	0.22%	0.00%	3.40%	0.67%	2.74%	$8,974	38.39%
BKMU	Bank Mutual Corp of WI	3.18%	0.00%	0.30%	0.00%	3.63%	0.72%	2.90%	$3,431	34.28%
CBNJ	Cape Bancorp, Inc. of NJ	2.98%	0.01%	0.13%	0.00%	4.35%	0.64%	3.71%	$5,567	46.97%
ESSA	ESSA Bancorp, Inc. of PA	2.23%	0.07%	0.08%	0.00%	3.93%	0.94%	3.00%	$5,424	24.31%
FBNK	First Connecticut Bancorp of CT	3.08%	0.00%	0.35%	0.00%	3.58%	0.63%	2.96%	$6,111	26.87%
FXCB	Fox Chase Bancorp, Inc. of PA	2.92%	0.00%	0.14%	0.00%	3.80%	0.87%	2.93%	$7,850	29.87%
NFBK	Northfield Bancorp, Inc. of NJ	1.96%	0.01%	0.07%	0.00%	3.69%	0.88%	2.80%	$8,912	35.47%
OSHC	Ocean Shore Holding Co. of NJ	2.07%	0.00%	-0.01%	0.00%	3.51%	0.95%	2.56%	$5,997	35.59%
THRD	TF Financial Corporation of PA	2.76%	0.00%	-0.47%	0.00%	4.16%	0.62%	3.54%	$5,176	22.44%
WFD	Westfield Fin. Inc. of MA	2.09%	0.00%	0.25%	0.00%	3.38%	0.98%	2.40%	$6,389	25.06%

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2014 by RP® Financial, LC.

Boards of Directors

January 17, 2014

The Company’s equity/assets ratio of 17.4% of assets was unchanged, and thus, remained above the Peer Group average ratio of 13.7%. Tangible equity-to-assets ratios for the Company and the Peer Group equaled 17.4% and 13.2%, respectively. On a pro forma basis, the Company’s reported and tangible equity ratios will exceed the Peer Group’s average and median ratios to a greater extent based on current market conditions and the estimated offering range.

The growth rate section of Table 2 shows annual growth rates for key balance sheet items for the most recent twelve month period available for the Company and the Peer Group. Clifton Bancorp posted a 7.73% increase in assets, while the Peer Group reported 5.86% average asset growth, respectively. The composition of the Company’s assets continued to change as the loan portfolio increased by 28.71%, which was partially funded through a redeployment of funds from cash and investments, which decreased by 12.05%, reflecting management’s efforts to shift available funds from investments to loans. The Peer Group reported more balanced growth trends within their assets bases, as loans expanded by 5.93% and cash and investments shrunk by 2.25%, respectively, based on the medians.

The Company’s capital increased by 3.20% during the twelve month period, while the Peer Group’s equity diminished by 3.90% on average.

Income and Expense Trends

Overall, the relationships between the components of the Company’s earnings and the Peer Group’s earnings did not change significantly since the date of the Original Appraisal. Clifton Bancorp and the Peer Group reported net income to average assets ratios of 0.61% and 0.51%, respectively, based on updated financial data. As discussed in the Original Appraisal, the Company’s higher return was supported by a lower ratio of loan loss provisions and lower level of operating expenses, which was somewhat offset by the Peer Group’s higher level of net interest income and higher ratio of non-interest fee income.

The Company continued to maintain a lower net interest income to average assets ratio, which was reflective of the Company’s lower yield-cost spread, which equaled 2.18% versus 2.95% for the Peer Group average. The Company maintained a lower yield on interest-earning assets (3.38% versus an average of 3.74% for the Peer Group), and a higher cost of funds (1.20% versus an average of 0.79% for the Peer Group). Overall, Clifton Bancorp and the Peer Group reported net interest income to average assets ratios of 2.20% and 2.85%, respectively.

Sources of non-interest operating income continued to provide a larger contribution to the Peer Group’s earnings than the Company’s earnings, with such income amounting to 0.54% and 0.12%, respectively. The Company’s non-interest operating income is supported by revenues generated through service fees, which are generated primarily from its deposit base, as well as income from the cash surrender value of BOLI.

The Company’s operating expense ratio was unchanged since the Original Appraisal and remains at an advantage in comparison to the Peer Group, based on operating expense ratios of 1.38% and 2.60%, respectively. As described in the Original Appraisal, the Company has been effective in limiting operating expenses, by maintaining a relatively large average branch size, focusing on a limited menu of loan products, and by funding operations with CDs and borrowings, which entail a limited non-interest cost to acquire and service.

Boards of Directors

January 17, 2014

The Company’s efficiency ratio (operating expenses as a percent of the sum of non-interest operating income and net interest income) remained relatively unchanged and equaled 59.5% and thus, remains at an advantage to the Peer Group’s ratio of 76.7%. On a post-Offering basis, the efficiency ratio may improve from the benefit of reinvesting the proceeds from the Offering.

Loan loss provisions for the Company equaled 0.06%, which continued to fall below the Peer Group average, equal to 0.15% of average assets. As stated in the Original Appraisal, the lower level of loan provisions established by the Company was supported by its very favorable credit quality measures.

Net non-operating income totaled 0.05% for Clifton Bancorp, which remained below the Peer Group average gain of 0.11%. The net non-operating income for the Company resulted primarily from the sale of investment securities, while net non-operating income of the Peer Group primarily consisted of gains on the sale of loans and securities.

The Company’s effective tax rate for the last twelve months, equal to 34.6%, is modestly above the Peer Group average of 31.9%. As indicated in the Original Appraisal, the Company’s marginal tax rate is equal to 40.0%.

3.	Stock Market Conditions

Since the date of the Original Appraisal, the performance of the broader stock market has been mixed. Stocks traded lower at the start of December 2013, as a number of favorable economic reports stoked concerns that the Federal Reserve would start to wind down its stimulus efforts in the near future. After five consecutive losses in the Dow Jones Industrial Average (“DJIA)”, the stock market rebounded on news of the strong employment report for November. The rebound was temporary, as stocks eased lower ahead of the Federal Reserve’s mid-December meeting. Stocks surged at the conclusion of the Federal Reserve’s meeting, as investors approved of the Federal Reserve’s action to begin measured paring of its $85 billion a-month bond buying program. The DJIA moved to record highs in late-December, as more favorable economic reports helped to sustain the stock market rally through the end of 2013. Overall, the DJIA was up 30% during 2013, which was its strongest performance in 18 years.

Stocks retreated at the start of 2014, as profit taking and a disappointing employment report for December weighed on the broader stock market. Mixed fourth quarter earnings reports translated into an up and down stock market in mid-January. On January 17, 2014, the DJIA closed at 16458.56 or 3.1% higher since the date of the Original Appraisal and the NASDAQ closed at 4197.58 or 5.3% higher since the date of the Original Appraisal.

The market for thrift stocks has been somewhat mixed since the date of the Original Appraisal. Thrift issues generally followed trends in the broader stock market throughout December 2013, declining in early-December on the uncertain outlook for the Federal Reserve’s stimulus efforts and then rallying higher on the stronger-than-expected job growth reflected in the November employment data. After trading in a narrow range into mid-December, the rally in thrift issues resumed following the Federal Reserve’s mid-December meeting and announcement that it will begin to taper its bond buying. Thrift stocks participated in the broader stock market rally to close out 2013, with the SNL Index for all publicly-traded thrifts posting a gain of 25% for all of 2013.

Boards of Directors

January 17, 2014

Shares of thrift issues traded down at the start of 2014, as the 10-year Treasury yield approached 3.0% in early-January. Thrift stocks were also hurt by the disappointing employment report for December and then traded in a narrow range in mid-January, as investors reacted to mixed fourth quarter earnings reports coming out of the banking sector at the start of the fourth quarter earnings season. On January 17, 2014, the SNL Index for all publicly-traded thrifts closed at 699.1, an increase of 2.9% since November 15, 2013.

Consistent with the increase reflected in the SNL Index, the updated pricing measures for the Peer Group as reflected by the price/tangible book (“P/TB”) ratios and market capitalization figures were generally higher since the date of the Original Appraisal, as the average and median P/TB measures of the Peer Group have increased by 3.3% and 5.4% while the average and median market capitalization of the Peer Group had both increased by 4.0% as detailed in Table 4 below.

Table 4

Clifton Bancorp, Inc. Peer Group and All Publicly Traded Thrifts

Average Pricing Characteristics

	November 15, 2013		January 17, 2014		% Change Nov. 15 - Jan. 17
	Average	Median	Average	Median	Average	Median
Peer Group
Price/Earnings (x)	31.30x	25.89x	32.46x	27.83x	3.7%	7.5%
Price/Core Earnings (x)	31.68x	32.45x	32.00x	31.14x	1.0%	-4.0%
Price/Book (%)	99.17%	100.73%	102.30%	102.26%	3.2%	1.5%
Price/Tangible Book (%)	102.55%	101.94%	105.95%	107.44%	3.3%	5.4%
Price/Assets (%)	13.77%	12.32%	14.09%	12.32%	2.3%	0.0%
Avg. Mkt. Capitalization ($ Mil)	$219.55	$139.58	$228.43	$145.17	4.0%	4.0%
High Equity Group
Price/Earnings (x)	26.53x	28.63x	27.33x	27.33x	3.0%	-4.5%
Price/Core Earnings (x)	31.47x	32.61x	30.52x	30.15x	-3.0%	-7.5%
Price/Book (%)	91.78%	90.63%	93.06%	89.69%	1.4%	-1.0%
Price/Tangible Book (%)	92.65%	92.36%	94.02%	91.36%	1.5%	-1.1%
Price/Assets (%)	21.20%	20.85%	21.52%	20.26%	1.5%	-2.8%
Avg. Mkt. Capitalization ($ Mil)	$259.59	$234.73	$263.77	$236.20	1.6%	0.6%
All Publicly-Traded Thrifts
Price/Earnings (x)	18.43x	17.00x	19.29x	18.75x	4.7%	10.3%
Price/Core Earnings (x)	21.81x	20.63x	21.57x	20.92x	-1.1%	1.4%
Price/Book (%)	103.86%	95.02%	102.57%	97.38%	-1.2%	2.5%
Price/Tangible Book (%)	112.23%	100.00%	110.98%	103.02%	-1.1%	3.0%
Price/Assets (%)	13.34%	12.46%	13.55%	12.76%	1.6%	2.4%
Avg. Mkt. Capitalization ($ Mil)	$352.20	$94.56	$358.25	$93.90	1.7%	-0.7%
Other
SNL Thrift Index	679.1		699.1		2.9%

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January 17, 2014

In contrast, the P/TB ratios for the High Equity Group as defined in the Original Appraisal, were up by 1.5% on average, but the median P/TB ratios were down by 1.1%. The change in the P/TB ratios for all publicly traded thrifts also reflected mixed results, diminishing by 1.1% on average, but increasing by 3.0% based on the median. The earnings based measures are typically more volatile as the earnings of financial institutions are subject to relatively significant period-to-period fluctuations and as a result, did not show any clear-cut trends.

A comparative pricing analysis of all publicly-traded thrifts, the Peer Group, the High Equity Group, and the SNL Thrift Index is shown on the previous page in Table 4, based on market prices as of November 15, 2013, and January 17, 2014. Exhibit 1 provides pricing and financial data on all publicly-traded thrifts as of January 17, 2014.

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc., which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

Since the date of the Original Appraisal, two standard conversion offerings have been completed and no second step conversion transactions have been completed. As shown in Table 5, on the following page, the recent standard conversion offerings, both of which were completed earlier this month, were completed at an average P/TB of 63.6%. Of the two, Coastway Bancorp, Inc. was the most comparable of the converting companies to Clifton Bancorp (both financially and regionally) and it completed its standard conversion offering on January 15, 2014, selling to the supermaximum of the offering range raising gross proceeds of $49.5 million and closing at a pro forma P/TB ratio equal to 72.1%. Coastway Bancorp, Inc. showed price appreciation of 9.2% over the first day of trading and price appreciation of 9.0% after the first week of trading and through January 17, 2014.

As set forth in the Original Appraisal, RP Financial’s analysis of stock market conditions also considered recent trading activity in the Company’s stock. Since the date of the Original Appraisal, the trading price of the Company’s stock ranged from a low closing price of $12.37 on December 11, 2013 to a high closing price of $12.95 on January 15, 2014. The Company’s closing stock price of $12.91 as of January 17, 2014, represents a modest 1.3% increase from the closing price of $12.75 as of the November 15, 2013, the date of the Original Appraisal. The $12.91 per share trading price implies a market capitalization of $338.9 million based on 26.2 million of shares outstanding as of the date of the Original Appraisal, before taking into account the dilution to minority shareholders resulting from the consolidation of MHC assets pursuant to the FRB policy with regard to the treatment MHC assets in second step conversion transactions.

Boards of Directors

January 17, 2014

Table 5

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to Char. Found.		Insider Purchases
			Financial Info.		Asset Quality								% Off Incl. Fdn.+Merger Shares
							Excluding Foundation						Benefit Plans
Institution	Conversion Date	Ticker	Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Gross Proc.	% Offer	% of Mid.	Exp./ Proc.	Form	% of Public Off. Excl. Fdn.	ESOP	Recog. Plans	Stk Option	Mgmt.& Dirs.	Initial Div. Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)
Standard Conversions
Edgewater Bancorp, Inc. - MI	1/17/14	EGDW-OTCBB	$200	8.15%	3.84%	33%	$6.7	100%	86%	19.5%	N.A	N.A.	8.0%	4.0%	10.0%	13.5%	0.00%
Coastway Bancorp, Inc. - RI*	1/15/14	CWAY-NASDAQ	$381	7.24%	2.16%	25%	$49.5	100%	132%	3.2%	C/S	$300K/2.5%	8.0%	4.0%	10.0%	1.8%	0.00%
	Averages—Standard Conversions:		$290	7.70%	3.00%	29%	$28.1	100%	109%	11.3%	N.A.	N.A.	8.0%	4.0%	10.0%	7.6%	0.00%
	Medians—Standard Conversions:		$290	7.70%	3.00%	29%	$28.1	100%	109%	11.3%	N.A.	N.A.	8.0%	4.0%	10.0%	7.6%	0.00%
Second Step Conversions
Delanco Bancorp, Inc. - NJ*	10/18/13	DLNO-OTCQB	$130	8.73%	6.11%	18%	$4.2	56%	99%	20.7%	N.A.	N.A.	4.5%	0.0%	4.6%	5.0%	0.00%
	Averages—Second Step Conversions:		$130	8.73%	6.11%	18%	$4.2	56%	99%	20.7%	N.A.	N.A.	4.5%	0.0%	4.6%	5.0%	0.00%
	Medians—Second Step Conversions:		$130	8.73%	6.11%	18%	$4.2	56%	99%	20.7%	N.A.	N.A.	4.5%	0.0%	4.6%	5.0%	0.00%
	Averages—All Conversions:		$237	8.04%	3.49%	25%	$20.1	85%	106%	14.5%	N.A.	N.A.	6.8%	2.7%	8.2%	6.7%	0.00%
	Medians—All Conversions:		$200	8.15%	3.00%	25%	$6.7	100%	99%	19.5%	N.A.	N.A.	8.0%	4.0%	10.0%	5.0%	0.00%

Institutional Information			Pro Forma Data							Post-IPO Pricing Trends
			Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
Institution	Conversion Date	Ticker	P/TB	Core P/E	P/A	Core ROA	TE/A	Core ROE	IPO Price	First Trading Day	% Chge	After First Week(3)	% Chge	After First Month(4)	% Chge	Thru 1/17/14	% Chge
			(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Edgewater Bancorp, Inc. - MI	1/17/14	EGDW-OTCBB	55.0%	NM	5.5%	-1.4%	10.0%	-13.1%	$10.00	$10.00	0.0%	$10.00	0.0%	$10.00	0.0%	$10.00	0.0%
Coastway Bancorp, Inc. - RI*	1/15/14	CWAY-NASDAQ	72.1%	114.2x	11.7%	0.1%	16.3%	0.6%	$10.00	$10.92	9.2%	$10.90	9.0%	$10.90	9.0%	$10.90	9.0%
	Averages—Standard Conversions:		63.6%	114.2x	8.6%	-0.6%	13.1%	-6.2%	$10.00	$10.46	4.6%	$10.45	4.5%	$10.45	4.5%	$10.45	4.5%
	Medians—Standard Conversions:		63.6%	114.2x	8.6%	-0.6%	13.1%	-6.2%	$10.00	$10.46	4.6%	$10.45	4.5%	$10.45	4.5%	$10.45	4.5%
Second Step Conversions
Delanco Bancorp, Inc. - NJ*	10/18/13	DLNO-OTCQB	51.8%	NM	5.7%	-0.2%	11.0%	-1.6%	$8.00	$8.35	4.4%	$8.44	5.5%	$9.10	13.8%	$8.90	11.3%
	Averages—Second Step Conversions:		51.8%	0	5.7%	-0.2%	11.0%	-1.6%	$8.00	$8.35	4.4%	$8.44	5.5%	$9.10	13.8%	$8.90	11.3%
	Medians—Second Step Conversions:		51.8%	0	5.7%	-0.2%	11.0%	-1.6%	$8.00	$8.35	4.4%	$8.44	5.5%	$9.10	13.8%	$8.90	11.3%
	Averages—All Conversions:		59.7%	114.2x	7.6%	-0.5%	12.4%	-4.7%	$9.33	$9.76	4.5%	$9.78	4.8%	$10.00	7.6%	$9.93	6.8%
	Medians—All Conversions:		55.0%	114.2x	5.7%	-0.2%	11.0%	-1.6%	$10.00	$10.00	4.4%	$10.00	5.5%	$10.00	9.0%	$10.00	9.0%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	As a percent of MHC offering for MHC transactions.
(2)	Does not take into account the adoption of SOP 93-6.
(3)	Latest price if offering is less than one week old.
(4)	Latest price if offering is more than one week but less than one month old.
(5)	Mutual holding company pro forma data on full conversion basis.
(6)	Simultaneously completed acquisition of another financial institution.
(7)	Simultaneously converted to a commercial bank charter.
(8)	Former credit union.

January 17, 2014

Boards of Directors

January 17, 2014

4.	Summary of Adjustments

In examining the valuation adjustments made relative to the Peer Group in the Original Appraisal, we concluded that no adjustment to the valuation parameters for financial condition or earnings prospects relative to the adjustments made in the Original Appraisal were necessary, as the relationship of these parameters relative to the Peer Group remain relatively unchanged based on updated financial data for both. Additionally, the other valuation adjustments relative to the Peer Group were unchanged including the parameters concerning asset growth, primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform. The adjustments to the key valuation parameters for Clifton Bancorp in relation to the valuation Peer Group has been set forth below. The most significant new information which we evaluated pertains to the increase in the Peer Group’s pricing ratios in a range of 3% to 5% based on the tangible book value based pricing measures and the average and median market capitalization of the Peer Group has increased by approximately 4%. Additionally, the SNL Thrift Index has increased by approximately 2.9% since the date of the Original Appraisal.

In view of the foregoing factors taken together, we believe it is appropriate to adjust the pro forma value upward by approximately 6%, to take into account the more favorable market conditions currently prevailing relative to the market environment prevailing as of the Original Appraisal date.

Parameters:	Key Valuation Valuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	Slight Upward
Primary Market Area	No Adjustment
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	Slight Downward
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

In applying the pro forma market value approach to valuation promulgated by the Federal and state regulatory agencies, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the Second Step Conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Clifton Bancorp’s prospectus for reinvestment rate, effective tax rate, offering expenses, and stock benefit plan assumptions (summarized in Exhibits 2 and 3). In our estimate of value herein, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, taking into account the valuation adjustments noted in the Original Appraisal.

In preparing the pro forma pricing analysis we have taken into account the pro forma impact of the MHC net assets that will be consolidated with the Company and thus, will increase equity and earnings, as shown in Table 6 on the following page.

Boards of Directors

January 17, 2014

Table 6

Clifton Savings Bancorp, Inc. (“Mid-Tier”)

Impact of MHC Assets & Waived Dividends on Minority Ownership In 2nd Step

Financial and Stock Ownership Data as of December 31, 2013

Reflects Appraised Pro Forma Market Value as of January 17, 2014

Key Input Assumptions

Mid-Tier Stockholders’ Equity	$191,460,000	(BOOK)
Aggregate Dividends Waived by MHC	$0	(WAIVED DIVIDENDS)
Minority Ownership Interest	36.58%	(PCT)
Pro Forma Market Value	$303,927,680	(VALUE)
Market Value of MHC Assets (Other than Stock in Bank)	$6,181,003	(MHC ASSETS) (1)

Adjustment for MHC Assets & Waived Dividends - 2 Step Calculation (as required by FDIC & FRB)

(BOOK - WAIVED DIVIDENDS) x PCT
Step 1: To Account for Waiver of Dividends	=	BOOK

	=	36.58% (Before Dilution Adj.)

(VALUE - MHC ASSETS) x Step 1
Step 2: To Account for MHC Assets	=	VALUE

	=	35.84% (After Dilution Adj.)

Current Ownership (Based on Shares Outstanding as of 1/22/2014)

MHC Shares	16,791,758	63.42%
Public Shares	9,685,636	36.58%

Total Shares	26,477,394	100.00%

Pro Forma Ownership (2)

				Appraised Midpoint Value
				Per Share	Aggregate
Shares Issued in Offering (3)	19,500,000	64.16	%(5)	$10.00	$195,000,000
Public Shares (3)	10,892,768	35.84	%(5)	$10.00	$108,927,680

Pro Forma Shares (4)	30,392,768	100.00%		$10.00	$303,927,680

(1)	Net assets at MHC level, less aggregate dividends paid to MHC.
(2)	Adjusted for exchange ratio reflecting offering of $10.00 per share.
(3)	Incorporates adjustment in ownership ratio for MHC assets and waived dividends.
(4)	Reflects pro forma shares outstanding.
(5)	Rounded to two decimal points.

Boards of Directors

January 17, 2014

At December 31, 2013, the MHC had unconsolidated net assets of $6.2 million, which includes cash that is on deposit at the Bank. As described in the Original Appraisal, while the consolidation of these assets increases the pro forma value of the Company, it also results in some pro forma ownership dilution for the minority shareholders, pursuant to regulatory policy. Specifically, we have adjusted the minority ownership ratio from the current 36.58% ratio to 35.84% to account for the impact of MHC assets and have reflected the formula based on applicable FRB policy. Such adjustments to the minority ownership ratio and the valuation conclusion herein are based on the MHC assets and shares outstanding for Clifton Bancorp as of January 22, 2014, as set forth in Table 6.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and the approximate 6% increase in value, RP Financial concluded that as of January 17, 2014, the aggregate pro forma market value of Clifton Bancorp’s conversion stock equaled $303,927,680 at the midpoint, equal to 30,392,768 shares at $10.00 per share. The midpoint and resulting valuation range is based on the sale of a 64.16% ownership interest to the public after adjustment for MHC assets reported as of December 31, 2013, which provides for a $195,000,000 public offering at the midpoint value. Relative to the $286,200,500 valuation conclusion, the $303,927,680 updated value at the midpoint represents a 6.2% increase.

In arriving at this valuation conclusion, we have continued to evaluate each of the three pricing ratios and give similar weight to each approach as in our Original Appraisal. Additionally, we have considered the pricing of highly capitalized thrifts pursuant to a technical analysis of their pricing. These considerations are discussed more fully below.

Technical Analysis in Comparison to Highly Capitalized Public Thrifts

In determining Clifton Bancorp’s value, we took into account the high level of pro forma capitalization, which makes it relatively unique among the universe of public thrifts. While the Peer Group selection process focused on including publicly-traded thrift institutions with high equity/assets ratios, Clifton Bancorp’s pro forma equity ratio will exceed the level for every member of the Peer Group. There is a distinct pricing differential of those thrifts with high equity levels relative to those with more normal levels, so we have evaluated the pricing level of public thrifts with equity over 20% (“High Equity Group”), even though their financial characteristics did not warrant their inclusion in the selected Peer Group due to their size, region of the country, or other financial characteristics. Detailed financial and market pricing data for the High Equity Group is set forth in Table 7 and summarized in the table on the following page.

Clifton Bancorp and the High Equity Group are similarly sized, in terms of assets, as the Company’s $1.28 billion of pro forma assets at the midpoint is modestly higher than the High Equity Group’s median and average of $1.06 billion and $1.14 billion. On a pro forma basis, the Company’s tangible equity ratio is expected to be in the range of 27% to 30%, which will exceed the High Equity Group’s median tangible equity ratio of 22.56% and the median of all publicly-traded full stock thrifts of 11.42%. The High Equity Group is currently trading at a median price/tangible book ratio of 91.36%, which is discounted to the P/TB ratio of all of the non-MHC public thrifts (P/TB ratio of 110.98% and 103.02% based on the average and median, respectively), which indicates discounts in the range of 11% to 18%. This differential supports the P/TB discount relative to the Peer Group that results from our pricing conclusion. While RP Financial relied primarily on the fundamental valuation analysis to determine the Company’s pro forma valuation consistent with the regulatory guidelines, we have also considered this technical analysis of the High Equity Group in developing our qualitative adjustments and related valuation conclusions versus the Peer Group.

Boards of Directors

January 17, 2014

Publicly Traded Thrifts with Tangible Equity above 20% of Tangible Assests

Financial Data as of September 30, 2013; Market Data as of January 17, 2014

				As of		At
				September 30, 2013		January 17, 2014
				Total	Tang Equity/	Price/Tang.
Ticker	Company	City	State	Assets	Tang Assets	Book
				($000)	(%)	(%)
CHFN	Charter Financial Corporation	West Point	GA	$1,089	24.78%	91.36%
FFNW	First Financial Northwest, Inc.	Renton	WA	892	20.81%	97.38%
FRNK	Franklin Financial Corporation	Glen Allen	VA	1,059	22.78%	97.87%
HTBI	HomeTrust Bancshares, Inc.	Asheville	NC	1,673	21.83%	89.50%
MCBK	Madison County Financial, Inc.	Madison	NE	277	22.56%	89.23%
NFBK	Northfield Bancorp, Inc.	Woodbridge	NJ	2,727	25.80%	106.96%
WBKC	Wolverine Bancorp, Inc.	Midland	MI	291	21.66%	85.83%
Average				$1,144	22.89%	94.02%
Median				$1,059	22.56%	91.36%

Source: SNL Financial, LC.

P/E Approach. The application of the P/E valuation method requires calculating Clifton Bancorp’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In examining the valuation earnings base for the Company, we considered the reported trailing twelve months through December 31, 2013, as well as the core earnings base excluding non-recurring earnings. In deriving Clifton Bancorp’s estimated core earnings for purposes of the valuation, adjustments made to reported net income included elimination of a gain on the sale of investments. As shown below, on a tax-effected basis, the Company’s core earnings were calculated at $6.1 million for the twelve months ended December 31, 2013.

12 Mos. Ended 12/31/13
($000)
Net income (loss)	$6,436
Deduct: Gain on the Sale of Investments	(556)
Tax effect (1)	226

Core earnings estimate	$6,096

(1)	Tax effected at 40.0%.

As shown in Table 7, on the following page, based on the Company’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples at the $303.9 million midpoint value equaled 51.29 times and 54.42 times, respectively, indicating premiums of 84.3% and 74.8%, relative to the Peer Group’s median reported and core earnings multiples of 27.83 times and 31.14 times (versus midpoint premiums of 93.8% and 64.3%, relative to the Peer Group’s median reported and core P/E multiples, respectively, as indicated in the Original Appraisal).

Boards of Directors

January 17, 2014

Table 7

Public Market Pricing Versus Peer Group

Clifton Bancorp Inc.

As of January 17, 2014

		Market		Per Share Data
		Capitalization
		Price/ Share(1)	Market Value	Core 12 Month EPS(2)	Book Value/ Share	Pricing Ratios(3)
						P/E	P/B	P/A	P/TB	P/Core
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(X)
Clifton Bancorp Inc.
Maximum		$10.00	$349.52	$0.16	$11.33	59.82x	88.26%	26.81%	88.26%	63.52x
Midpoint		$10.00	$303.93	$0.18	$12.17	51.29x	82.17%	23.79%	82.17%	54.42x
Minimum		$10.00	$258.34	$0.22	$13.31	43.00x	75.13%	20.64%	75.13%	45.58x
All Non-MHC Public Companies(7)
Averages		$16.72	$358.25	$0.36	$15.44	19.29x	102.57%	13.55%	110.98%	21.57x
Median		$14.85	$93.90	$0.40	$14.34	18.75x	97.38%	12.76%	103.02%	20.92x
All Non-MHC State of NJ(7)
Averages		$14.40	$446.30	$0.48	$13.61	18.34x	107.16%	15.66%	119.45%	19.32x
Medians		$13.72	$299.73	$0.73	$12.36	17.35x	104.45%	13.11%	108.48%	17.24x
Comparable Group
Averages		$14.06	$228.43	$0.57	$13.85	32.46x	102.30%	14.09%	105.95%	32.00x
Medians		$13.32	$145.17	$0.33	$13.90	27.83x	102.26%	12.32%	107.44%	31.14x
High Equity Group
Averages		$15.64	$263.77	$0.55	$17.01	27.33x	93.06%	21.52%	94.02%	30.52x
Medians		$15.85	$236.20	$0.49	$17.88	27.33x	89.69%	20.26%	91.36%	30.15x
Comparable Group
BLMT	BSB Bancorp, Inc. of MA	$15.39	$139.37	$0.05	$14.26	76.95x	107.92%	13.62%	107.92%	NM
BKMU	Bank Mutual Corp of WI	$7.08	$328.78	$0.12	$5.95	32.18x	118.99%	14.09%	119.19%	59.00x
CBNJ	Cape Bancorp, Inc. of NJ	$10.49	$127.68	$0.38	$11.55	23.31x	90.82%	11.88%	108.48%	27.61x
ESSA	ESSA Bancorp, Inc. of PA	$11.47	$137.02	$0.67	$13.93	15.50x	82.34%	9.98%	88.30%	17.12x
FBNK	First Connecticut Bancorp of CT	$15.49	$254.28	$0.09	$13.86	44.26x	111.76%	12.76%	111.76%	NM
FXCB	Fox Chase Bancorp, Inc. of PA	$17.27	$209.80	$0.41	$14.34	35.24x	120.43%	18.95%	120.43%	42.12x
NFBK	Northfield Bancorp, Inc. of NJ	$12.91	$747.99	$0.28	$12.36	40.34x	104.45%	27.43%	106.96%	46.11x
OSHC	Ocean Shore Holding Co. of NJ	$13.72	$95.56	$0.73	$15.24	19.06x	90.03%	9.16%	94.75%	18.79x
THRD	TF Financial Corporation of PA	$29.50	$92.87	$2.78	$29.48	14.32x	100.07%	11.14%	105.58%	10.61x
WFD	Westfield Fin. Inc. of MA	$7.28	$150.96	$0.21	$7.57	23.48x	96.17%	11.87%	96.17%	34.67x
High Equity Group
CHFN	Charter Financial Corp of GA	$10.79	$245.49	$0.23	$12.03	39.96x	89.69%	22.54%	91.36%	46.91x
FFNW	First Fin NW, Inc of Renton WA	$10.76	$180.66	$1.33	$11.05	8.21x	97.38%	20.26%	97.38%	8.09x
FRNK	Franklin Financial Corp. of VA	$19.28	$236.20	$0.69	$19.70	25.37x	97.87%	22.30%	97.87%	27.94x
HTBI	HomeTrust Bancshrs, Inc. of NC	$15.85	$326.37	$0.49	$17.88	27.33x	88.65%	19.50%	89.50%	32.35x
MCBK	Madison County Financial of NE	$17.39	$55.53	$0.80	$19.86	18.90x	87.56%	20.04%	89.23%	21.74x
NFBK	Northfield Bancorp, Inc. of NJ	$12.91	$747.99	$0.28	$12.36	40.34x	104.45%	27.43%	106.96%	46.11x
WBKC	Wolverine Bancorp, Inc. of MI	$22.48	$54.15	$0.06	$26.19	31.22x	85.83%	18.59%	85.83%	NM

		Dividends(4)			Financial Characteristics(6)
		Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Exchange Ratio	2nd Step Proceeds
		Share	Yield	Ratio(5)	Assets	Assets	T.Assets	Assets	ROA	ROE	ROA	ROE
		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	($Mil)
Clifton Bancorp Inc.
Maximum		$0.20	2.00%	127.04%	$1,304	30.38%	30.38%	0.35%	0.45%	1.48%	0.42%	1.39%	1.2933x	$224.25
Midpoint		$0.20	2.00%	108.83%	$1,278	28.96%	28.96%	0.35%	0.46%	1.60%	0.44%	1.51%	1.1246x	$195.00
Minimum		$0.20	2.00%	91.16%	$1,252	27.48%	27.48%	0.36%	0.48%	1.75%	0.45%	1.65%	0.9559x	$165.75
All Non-MHC Public Companies(7)
Averages		$0.23	1.47%	25.41%	$2,487	13.19%	12.57%	2.56%	0.49%	3.81%	0.22%	1.51%
Median		$0.20	1.33%	4.40%	$789	12.35%	11.42%	1.73%	0.60%	4.18%	0.43%	3.11%
All Non-MHC State of NJ(7)
Averages		$0.36	2.35%	45.81%	$2,556	14.45%	13.43%	2.26%	0.62%	4.23%	0.58%	3.91%
Medians		$0.24	2.29%	48.00%	$2,286	13.08%	10.08%	2.01%	0.64%	4.77%	0.60%	4.83%
Comparable Group
Averages		$0.21	1.66%	35.91%	$1,478	13.69%	13.28%	1.62%	0.51%	3.86%	0.44%	3.39%
Medians		$0.24	1.75%	33.81%	$1,189	12.24%	11.68%	1.65%	0.51%	3.64%	0.45%	2.75%
High Equity Group
Averages		$0.13	0.97%	19.45%	$1,144	23.08%	22.89%	4.11%	0.98%	4.69%	0.84%	4.04%
Medians		$0.16	1.49%	6.11%	$1,059	22.78%	22.56%	4.07%	0.73%	3.25%	0.62%	2.74%
Comparable Group
BLMT	BSB Bancorp, Inc. of MA	$0.00	0.00%	0.00%	$1,023	12.62%	12.62%	1.17%	0.20%	1.38%	0.05%	0.35%
BKMU	Bank Mutual Corp of WI	$0.12	1.69%	54.55%	$2,334	11.96%	11.94%	1.21%	0.43%	3.69%	0.23%	2.01%
CBNJ	Cape Bancorp, Inc. of NJ	$0.24	2.29%	53.33%	$1,074	13.08%	11.19%	2.01%	0.52%	3.70%	0.44%	3.13%
ESSA	ESSA Bancorp, Inc. of PA	$0.20	1.74%	27.03%	$1,372	12.13%	11.40%	2.42%	0.63%	5.16%	0.57%	4.68%
FBNK	First Connecticut Bancorp of CT	$0.12	0.77%	34.29%	$1,992	11.42%	11.42%	1.67%	0.31%	2.42%	0.08%	0.62%
FXCB	Fox Chase Bancorp, Inc. of PA	$0.32	1.85%	65.31%	$1,107	15.74%	15.74%	2.22%	0.54%	3.34%	0.45%	2.79%
NFBK	Northfield Bancorp, Inc. of NJ	$0.24	1.86%	NM	$2,727	26.26%	25.80%	1.71%	0.64%	2.91%	0.60%	2.71%
OSHC	Ocean Shore Holding Co. of NJ	$0.24	1.75%	33.33%	$1,043	10.17%	9.71%	0.80%	0.48%	4.77%	0.49%	4.83%
THRD	TF Financial Corporation of PA	$0.40	1.36%	19.42%	$833	11.14%	10.62%	1.62%	0.88%	7.64%	1.19%	10.31%
WFD	Westfield Fin. Inc. of MA	$0.24	3.30%	NM	$1,271	12.35%	12.35%	1.37%	0.50%	3.58%	0.34%	2.43%
High Equity Group
CHFN	Charter Financial Corp of GA	$0.20	1.85%	74.07%	$1,089	25.13%	24.78%	1.55%	0.57%	3.12%	0.48%	2.66%
FFNW	First Fin NW, Inc of Renton WA	$0.16	1.49%	12.21%	$892	20.81%	20.81%	9.52%	2.39%	11.78%	2.43%	11.96%
FRNK	Franklin Financial Corp. of VA	$0.00	0.00%	0.00%	$1,059	22.78%	22.78%	5.79%	0.88%	3.85%	0.80%	3.49%
HTBI	HomeTrust Bancshrs, Inc. of NC	$0.00	0.00%	0.00%	$1,673	22.00%	21.83%	5.98%	0.73%	3.25%	0.62%	2.74%
MCBK	Madison County Financial of NE	$0.28	1.61%	30.43%	$277	22.89%	22.56%	0.17%	1.07%	5.17%	0.93%	4.50%
NFBK	Northfield Bancorp, Inc. of NJ	$0.24	1.86%	NM	$2,727	26.26%	25.80%	1.71%	0.64%	2.91%	0.60%	2.71%
WBKC	Wolverine Bancorp, Inc. of MI	$0.00	0.00%	0.00%	$291	21.66%	21.66%	4.07%	0.60%	2.73%	0.05%	0.23%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 100x.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances for Clifton Bancorp. Ratios based on average asset amd equity balances for the Peer Group.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2013 by RP® Financial, LC.

Boards of Directors

January 17, 2014

P/B Approach. The application of the P/B valuation method requires calculating Clifton Bancorp’s pro forma market value by applying a valuation P/B ratio to the Company’s pro forma book value. As before, we also examine the price/tangible book ratio (“P/TB”), adjusting for the impact of intangible assets for the Peer Group. Based on the $303.9 million midpoint value, Clifton Bancorp’s P/B ratio of 82.17% was discounted by 19.7% relative to the Peer Group’s median P/B of 102.26%, as compared to a midpoint discount of 19.2% in the Original Appraisal. Clifton Bancorp’s P/TB ratio of 82.17% was at a discount of 23.5% relative to the Peer Group’s median P/TB of 107.44%, as compared to the midpoint discount of 21.4% in the Original Appraisal.

P/A Approach. The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio computed herein. At the $303.9 million midpoint value, Clifton Bancorp’s value equaled 23.79% of pro forma assets. Comparatively, the Peer Group companies exhibited a median P/A ratio of 12.32%, which implies a premium of 93.1%, as compared to a premium of 85.6% in the Original Appraisal.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of January 17, 2014, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of the Company—was $303,927,680 at the midpoint, equal to 30,392,768 shares at a per share value of $10.00. The resulting range of value and pro forma shares, all based on $10.00 per share, are as follows: $258,338,530 or 25,833,853 shares at the minimum; and $349,516,830 or 34,951,683 shares at the maximum.

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $195,000,000, equal to 19,500,000 shares at $10.00 per share. The resulting offering range and offering shares, all based on $10.00 per share, are as follows: $165,750,000 or 16,575,000 shares at the minimum; and $224,250,000 or 22,425,000 shares at the maximum. The pro forma valuation calculations relative to the Peer Group are shown in Table 7 and are detailed in Exhibit 2 and Exhibit 3.

Establishment of the Exchange Ratio

FRB regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company. The Board of Directors of Clifton Bancorp has independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders, taking into account the impact of MHC assets in the Second Step Conversion, consistent with FRB policy with respect to the treatment of MHC assets. The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the Offering, based on the total number of shares sold in the subscription, community, and syndicated or firm commitment

Boards of Directors

January 17, 2014

underwritten offerings and the final appraisal. Based on the valuation conclusion herein, the resulting offering value, and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 1.1246 shares of the Company for every one public share held by public shareholders. Furthermore, based on the offering range of value, the indicated exchange ratio is 0.9559 at the minimum and 1.2933 at the maximum. RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

	Total Shares	Offering Shares	Exchange Shares Issued to Public Shareholders	Exchange Ratio	Implied Value (3)
Shares (1)
Maximum	34,951,683	22,425,000	12,526,683	1.2933	$12.93
Midpoint	30,392,768	19,500,000	10,892,768	1.1246	$11.25
Minimum	25,833,853	16,575,000	9,258,853	0.9559	$9.56
Distribution of Shares (2)
Maximum	100.00%	64.16%	35.84%
Midpoint	100.00%	64.16%	35.84%
Minimum	100.00%	64.16%	35.84%
Aggregate Market Value at $10.00 Per Share
Maximum	$349,516,830	$224,250,000	$125,266,830
Midpoint	$303,927,680	$195,000,000	$108,927,680
Minimum	$258,338,530	$165,750,000	$92,588,530

(1)	Based on an $10.00 per share IPO price.
(2)	Ownership ratios adjusted for dilution for MHC assets.
(3)	Reflects $10.00 IPO price adjusted for exchange ratio to state value in today’s terms on a pre-exchange basis.

Respectfully submitted, RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

James P. Hennessey
Director

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of January 17, 2014

2	Pro Forma Analysis Sheet

3	Pro Forma Effect of Conversion Proceeds

4	RP Financial Firm Qualifications Statement

EXHIBIT 1

Stock Prices: As of January 17, 2014

RP ® Financial, LC.

Exhibit 1-A

Weekly Thrift Market Line—Part One

Prices As of January 17, 2014

	Market Capitalization			Price Change Data						Current Per Share Financials
	Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)			% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share
				High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Financial Institution
Market Averages. All Public Companies(no MHC)
All Public Companies(103)	16.72	23,748	358.3	18.16	13.08	16.57	0.26	21.35	-0.03	0.75	0.36	15.44	14.53	127.42
NYSE Traded Companies(5)	17.28	155,652	2,641.6	18.27	12.31	17.55	-1.48	22.13	-1.67	0.82	-0.46	14.56	11.80	148.53
NASDAQ Listed OTC Companies(98)	16.69	16,657	235.5	18.15	13.12	16.52	0.35	21.31	0.06	0.75	0.40	15.48	14.67	126.29
California Companies(4)	28.08	9,537	348.5	29.99	14.60	27.77	-0.99	50.25	5.84	1.33	0.23	13.86	13.73	127.89
Florida Companies(1)	17.36	122,545	2,127.4	18.97	12.75	18.04	-3.77	12.14	-5.34	1.14	-0.40	11.86	11.42	143.72
Mid-Atlantic Companies(30)	16.17	38,565	594.1	17.74	12.74	16.23	0.00	21.28	-0.54	0.53	0.48	14.45	13.23	124.05
Mid-West Companies(27)	15.23	16,434	200.4	16.33	11.71	15.12	0.71	26.89	-0.16	0.86	0.28	15.47	14.63	127.95
New England Companies(17)	19.28	28,929	444.2	20.54	15.93	18.42	0.73	11.26	-0.60	0.78	0.72	17.17	15.45	152.91
North-West Companies(6)	12.89	11,087	116.7	15.46	10.40	13.16	-0.11	25.17	0.86	0.92	-0.83	14.02	13.69	112.06
South-East Companies(14)	15.56	8,886	124.7	16.64	13.02	15.58	-0.38	16.97	-0.08	0.67	0.49	16.11	16.00	102.59
South-West Companies(2)	21.16	6,524	142.6	24.86	18.11	20.20	4.74	6.95	2.88	0.71	0.21	19.42	19.42	159.66
Western Companies (Excl CA)(2)	16.80	7,040	136.5	18.21	15.63	16.89	-0.54	1.33	-1.11	1.02	0.35	16.62	15.62	142.59
Thrift Strategy(100)	16.14	21,067	313.0	17.52	12.75	15.96	0.34	21.36	0.04	0.70	0.33	15.16	14.34	123.89
Mortgage Banker Strategy(1)	14.57	10,201	148.6	19.69	14.12	14.72	-1.02	-22.00	-2.87	1.82	-1.71	15.41	15.41	113.03
Diversified Strategy(2)	45.33	157,877	2,614.0	47.78	28.30	46.50	-2.89	42.69	-2.00	2.65	2.52	28.70	22.99	302.51
Companies Issuing Dividends(72)	17.09	29,311	442.0	18.63	13.70	17.09	0.04	16.12	-0.65	0.95	0.55	15.83	14.58	133.60
Companies Without Dividends(31)	15.82	10,513	159.0	17.03	11.62	15.32	0.77	33.78	1.45	0.29	-0.10	14.49	14.40	112.72
Equity/Assets <6%(3)	4.27	4,921	17.2	5.52	2.25	4.20	-1.11	56.24	14.22	0.11	-0.08	1.84	1.84	114.01
Equity/Assets 6-12%(43)	18.88	18,646	275.8	20.41	13.21	18.80	0.73	33.21	-0.10	1.00	0.46	15.15	14.27	159.96
Equity/Assets >12%(57)	15.56	28,236	432.1	16.95	13.38	15.36	-0.04	11.24	-0.50	0.60	0.30	16.14	15.18	103.66
Converted Last 3 Months (no MHC)(1)	10.90	4,949	53.9	11.05	10.80	0.00	-1.00	9.00	9.00	0.03	0.09	13.87	13.87	85.19
Actively Traded Companies(1)	78.60	2,129	167.3	79.56	57.69	78.50	0.13	16.44	0.14	6.22	6.22	47.42	47.42	612.55
Market Value Below $20 Million(4)	3.09	4,515	10.8	3.61	1.96	3.10	-2.10	25.10	7.86	-0.27	-0.26	5.08	5.07	65.21
Holding Company Structure(87)	15.45	25,540	369.4	16.87	12.41	15.30	0.23	20.81	0.09	0.66	0.37	14.88	13.84	122.27
Assets Over $1 Billion(46)	20.31	47,095	736.8	21.86	15.06	20.29	0.07	19.93	-0.91	1.12	0.48	15.86	14.39	142.89
Assets $500 Million-$1 Billion(27)	13.07	7,403	82.9	14.66	10.85	13.02	0.51	26.83	0.97	0.39	0.26	13.83	13.12	115.55
Assets $250-$500 Million(28)	14.99	3,889	45.4	16.17	12.50	14.58	-0.05	18.37	0.75	0.57	0.30	16.56	16.28	116.03
Assets less than $250 Million(2)	10.28	2,380	21.8	11.11	7.30	9.60	5.05	20.76	-4.59	0.15	-0.14	12.00	11.99	102.99
Goodwill Companies(58)	15.79	33,250	491.8	17.24	12.42	15.83	0.17	21.02	-0.33	0.87	0.49	15.11	13.46	127.98
Non-Goodwill Companies(44)	18.01	12,252	197.60	19.48	13.97	17.89	0.40	22.05	0.13	0.62	0.20	15.89	15.89	127.71
Market Averages. MHC Institutions
All Public Companies(16)	13.51	44,768	229.6	14.84	10.32	13.44	0.14	25.96	0.51	0.35	0.32	9.11	8.51	81.19
NASDAQ Listed OTC Companies(16)	13.51	44,768	229.6	14.84	10.32	13.44	0.14	25.96	0.51	0.35	0.32	9.11	8.51	81.19
Mid-Atlantic Companies(10)	13.52	31,908	218.3	15.18	10.17	13.61	-0.85	28.66	0.36	0.32	0.31	9.13	8.57	89.36
Mid-West Companies(3)	9.99	158,902	491.0	10.73	8.71	9.94	0.62	10.09	-0.15	0.26	0.28	6.92	6.06	36.59
New England Companies(2)	14.93	14,399	119.8	15.83	10.99	14.13	4.04	31.43	2.08	0.39	0.23	9.32	8.48	94.22
South-East Companies(1)	17.63	5,833	39.2	17.75	13.73	17.42	1.21	19.85	0.17	0.68	0.66	12.89	12.89	62.73
Thrift Strategy(16)	13.51	44,768	229.6	14.84	10.32	13.44	0.14	25.96	0.51	0.35	0.32	9.11	8.51	81.19
Companies Issuing Dividends(9)	14.33	20,526	179.4	16.14	11.13	14.29	0.55	22.05	0.26	0.59	0.59	9.90	9.33	88.03
Companies Without Dividends(7)	12.28	81,131	304.9	12.90	9.11	12.18	-0.48	31.83	0.88	-0.03	-0.10	7.93	7.27	70.94
Equity/Assets <6%(1)	13.47	2,618	12.1	16.50	10.40	13.50	-0.22	29.52	-0.22	0.96	0.96	10.60	9.13	188.12
Equity/Assets 6-12%(6)	16.03	25,996	266.4	17.89	11.51	15.93	-0.35	35.32	0.32	0.33	0.27	9.64	9.23	104.59
Equity/Assets >12%(9)	11.63	64,115	229.2	12.35	9.42	11.57	0.54	18.51	0.74	0.28	0.27	8.53	7.89	50.28
Holding Company Structure(15)	13.56	46,090	237.2	14.94	10.27	13.49	0.12	26.76	0.48	0.35	0.32	9.25	8.61	84.05
Assets Over $1 Billion(7)	16.10	102,394	532.3	16.65	12.10	15.86	1.13	25.24	0.86	0.38	0.31	8.21	7.42	71.48
Assets $500 Million-$1 Billion(2)	16.35	5,006	32.5	20.25	11.85	16.32	0.41	43.52	-1.96	0.78	0.76	10.69	10.69	123.71
Assets $250-$500 Million(7)	10.49	6,734	26.5	11.75	8.36	10.56	-0.79	21.57	0.91	0.20	0.20	9.44	8.82	77.38
Goodwill Companies(10)	13.23	68,722	352.1	14.13	9.99	13.04	1.13	25.36	0.87	0.38	0.34	8.49	7.49	79.54
Non-Goodwill Companies(5)	15.10	9,601	51.6	17.28	11.76	15.04	0.48	28.06	-0.45	0.61	0.60	10.50	10.50	86.69
MHC Institutions(16)	13.51	44,768	229.6	14.84	10.32	13.44	0.14	25.96	0.51	0.35	0.32	9.11	8.51	81.19

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2014 by RP® Financial, LC.

RP ® Financial, LC.

Exhibit 1-A (continued)

Weekly Thrift Market Line—Part One

Prices As of January 17, 2014

		Market Capitalization			Price Change Data						Current Per Share Financials
		Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week(1)			% Change From			LTM EPS(3)	LTM Core EPS(3)	BV/ Share	TBV/ Share(4)	Assets/ Share
					High	Low	Last Wk	Last Wk	52 Wks(2)	MRY(2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Financial Institution
NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	13.78	98,865	1,362.4	14.26	9.22	13.89	-0.79	37.52	-0.36	0.59	0.53	13.43	11.56	162.06
EVER	EverBank Financial Corp. of FL*	17.36	122,545	2,127.4	18.97	12.75	18.04	-3.77	12.14	-5.34	1.14	-0.40	11.86	11.42	143.72
FBC	Flagstar Bancorp, Inc. of MI*	19.87	56,115	1,115.0	20.82	12.29	20.26	-1.92	15.19	1.27	0.12	-4.52	17.96	17.96	210.42
NYCB	New York Community Bcrp of NY*	17.02	440,869	7,503.6	17.39	12.90	17.00	0.12	24.69	1.01	1.08	0.93	12.92	7.35	103.80
PFS	Provident Fin. Serv. Inc of NJ*	18.37	59,864	1,099.7	19.93	14.41	18.56	-1.02	21.09	-4.92	1.17	1.15	16.65	10.71	122.63
NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	17.49	5,224	91.4	18.41	15.67	17.30	1.10	6.26	1.39	0.25	-0.26	19.69	19.69	143.82
ALLB	Alliance Bancorp, Inc. of PA*	15.06	4,917	74.1	15.60	12.56	15.05	0.07	18.68	-2.21	0.37	0.37	15.59	15.59	88.68
ANCB	Anchor Bancorp of Aberdeen, WA*	16.87	2,550	43.0	19.00	13.75	17.88	-5.65	22.69	-7.76	-0.21	-0.27	20.62	20.62	158.15
AFCB	Athens Bancshares Corp. of TN*	19.50	2,088	40.7	20.61	16.50	19.51	-0.05	8.33	-1.61	1.09	1.09	21.20	21.10	141.61
ACFC	Atlantic Coast Fin. Corp of GA(8)*	4.42	2,629	11.6	6.88	2.50	4.30	2.79	76.80	2.08	-1.83	-2.19	11.36	11.36	271.63
BLMT	BSB Bancorp, Inc. of MA*	15.39	9,056	139.4	15.80	12.60	15.31	0.52	18.93	1.99	0.20	0.05	14.26	14.26	112.97
BKMU	Bank Mutual Corp of WI*	7.08	46,438	328.8	7.34	4.67	7.03	0.71	47.81	1.00	0.22	0.12	5.95	5.94	50.25
BFIN	BankFinancial Corp. of IL*	9.40	21,102	198.4	9.79	7.19	9.55	-1.57	25.50	2.62	-1.10	-1.15	8.26	8.14	68.33
BNCL	Beneficial Mut MHC of PA(42.9)	11.25	78,094	405.7	11.35	8.36	11.08	1.53	21.75	3.02	0.17	0.14	7.94	6.27	59.99
BHLB	Berkshire Hills Bancorp of MA*	26.22	24,952	654.2	30.70	23.38	26.31	-0.34	8.39	-3.85	1.60	2.10	26.98	16.08	218.43
BOFI	Bofi Holding, Inc. Of CA*	80.22	13,803	1,107.3	82.27	29.75	78.80	1.80	166.96	2.28	3.09	2.27	20.11	20.11	237.93
BYFC	Broadway Financial Corp. of CA*	1.14	6,145	7.0	1.50	0.52	1.20	-5.00	44.30	22.58	-0.34	-0.23	1.89	1.89	56.25
CMSB	CMS Bancorp Inc of W Plains NY(8)*	9.40	1,863	17.5	10.44	7.68	9.38	0.21	13.25	1.18	0.49	0.29	11.40	11.40	138.62
CBNJ	Cape Bancorp, Inc. of NJ*	10.49	12,172	127.7	10.49	8.65	10.30	1.84	17.08	3.25	0.45	0.38	11.55	9.67	88.27
CFFN	Capitol Federal Fin Inc. of KS*	12.05	147,840	1,781.5	13.21	11.58	11.87	1.52	2.03	-0.50	0.47	0.47	11.04	11.04	62.14
CARV	Carver Bancorp, Inc. of NY*	7.40	3,696	27.4	9.54	3.97	7.20	2.78	68.18	5.87	0.56	0.08	1.78	1.78	171.76
CFBK	Central Federal Corp. of OH*	1.36	15,824	21.5	1.75	1.29	1.31	3.82	-9.33	2.26	-0.14	-0.15	1.39	1.39	15.82
CHFN	Charter Financial Corp of GA*	10.79	22,752	245.5	11.82	8.67	10.73	0.56	23.17	0.19	0.27	0.23	12.03	11.81	47.88
CHEV	Cheviot Financial Corp. of OH*	10.33	6,837	70.6	11.94	9.76	10.20	1.27	0.19	0.29	0.27	0.16	13.62	12.03	86.55
CBNK	Chicopee Bancorp, Inc. of MA*	17.29	5,415	93.6	19.72	15.06	16.89	2.37	4.53	-0.69	0.53	0.54	16.86	16.86	111.70
CZWI	Citizens Comm Bncorp Inc of WI*	7.59	5,155	39.1	7.75	6.01	7.40	2.57	22.82	2.43	0.20	0.23	10.51	10.47	107.57
CSBK	Clifton Svg Bp MHC of NJ(35.8)	12.91	26,248	124.0	13.47	11.01	12.86	0.39	14.76	0.86	0.24	0.22	7.18	7.18	41.26
CWAY	Coastway Bancorp, Inc. of RI*	10.90	4,949	53.9	11.05	10.80	0.00	-1.00	9.00	9.00	0.03	0.09	13.87	13.87	85.19
COBK	Colonial Financial Serv. of NJ*	12.60	3,853	48.5	17.00	12.52	13.00	-3.08	-6.67	-5.26	-0.88	-1.07	15.65	15.65	155.26
DCOM	Dime Community Bancshars of NY*	16.89	36,549	617.3	17.92	13.33	16.88	0.06	18.86	-0.18	1.09	1.78	11.57	10.04	109.86
ESBF	ESB Financial Corp. of PA*	13.48	17,669	238.2	15.00	10.68	13.55	-0.52	18.66	-5.07	0.90	0.87	10.61	8.24	107.50
ESSA	ESSA Bancorp, Inc. of PA*	11.47	11,946	137.0	11.70	9.99	11.39	0.70	4.65	-0.78	0.74	0.67	13.93	12.99	114.88
EBMT	Eagle Bancorp Montanta of MT*	10.98	3,899	42.8	12.03	10.20	11.05	-0.63	3.20	0.27	0.57	-0.41	12.36	10.37	131.79
FSBW	FS Bancorp, Inc. of WA*	16.97	3,240	55.0	19.45	13.84	17.00	-0.18	23.51	-1.05	1.38	-0.20	19.21	19.21	122.24
FFCO	FedFirst Financial Corp of PA*	19.50	2,432	47.4	23.00	16.20	19.94	-2.21	18.11	0.10	1.01	1.01	21.86	21.39	132.61
FCAP	First Capital, Inc. of IN*	20.50	2,785	57.1	21.97	19.35	21.03	-2.52	4.91	-3.57	1.83	1.56	18.95	17.02	160.76
FCLF	First Clover Leaf Fin Cp of IL*	9.16	7,007	64.2	10.00	6.25	9.45	-3.07	42.68	-6.53	0.57	0.44	10.49	8.82	92.27
FBNK	First Connecticut Bncorp of CT*	15.49	16,416	254.3	17.00	13.14	15.57	-0.51	10.88	-3.91	0.35	0.09	13.86	13.86	121.36
FDEF	First Defiance Fin. Corp of OH*	25.30	9,785	247.6	28.46	19.20	24.91	1.57	28.82	-2.58	2.28	2.04	27.53	20.85	210.37
FFNM	First Fed of N. Michigan of MI*	5.03	2,884	14.5	5.72	3.40	4.99	0.80	5.89	-6.85	-0.20	-0.29	8.27	8.25	74.16
FFBH	First Fed. Bancshares of AR*	8.21	20,041	164.5	10.05	7.55	8.59	-4.42	-16.57	-5.63	0.02	-0.01	3.57	3.57	26.43
FFNW	First Fin NW, Inc of Renton WA*	10.76	16,790	180.7	11.25	7.44	10.89	-1.19	32.19	3.76	1.31	1.33	11.05	11.05	53.11
FSFG	First Savings Fin. Grp. of IN*	22.96	2,300	52.8	28.20	19.50	22.71	1.10	14.86	0.48	1.94	1.72	28.22	23.83	283.92
FXCB	Fox Chase Bancorp, Inc. of PA*	17.27	12,148	209.8	18.24	16.07	17.25	0.12	3.54	0.00	0.49	0.41	14.34	14.34	91.12
FRNK	Franklin Financial Corp. of VA*	19.28	12,251	236.2	20.50	16.95	19.13	0.78	13.35	-2.53	0.76	0.69	19.70	19.70	86.47
GTWN	Georgetown Bancorp, Inc. of MA*	15.53	1,875	29.1	16.50	11.20	14.21	9.29	35.63	-2.33	0.50	0.01	15.73	15.73	131.82
GCBC	Green Co Bcrp MHC of NY (44.7)	25.33	4,200	45.9	32.54	19.34	25.33	0.00	12.63	-2.58	1.51	1.53	13.57	13.57	154.87
HFFC	HF Financial Corp. of SD*	13.31	7,055	93.9	14.55	12.13	13.11	1.53	0.60	2.78	0.68	0.22	13.62	12.92	177.27
HMNF	HMN Financial, Inc. of MN*	10.45	4,393	45.9	10.98	3.30	10.53	-0.76	221.54	-1.14	1.83	1.39	9.47	9.47	128.06
HBK	Hamilton Bancorp, Inc. of MD*	14.00	3,703	51.8	15.45	11.34	14.12	-0.85	23.78	-1.34	-0.28	-0.32	17.57	16.80	84.73
HBNK	Hampden Bancorp, Inc. of MA*	16.01	5,649	90.4	18.42	14.75	16.00	0.06	-3.84	-2.44	0.61	0.50	14.87	14.87	123.23
HBOS	Heritage Fin Group, Inc of GA*	18.80	7,835	147.3	19.90	13.55	18.78	0.11	37.73	-2.34	1.32	1.01	15.38	14.84	168.77
HIFS	Hingham Inst. for Sav. of MA*	78.60	2,129	167.3	79.56	57.69	78.50	0.13	16.44	0.14	6.22	6.22	47.42	47.42	612.55
HBCP	Home Bancorp Inc. Lafayette LA*	20.92	7,099	148.5	21.96	16.86	20.95	-0.14	10.51	10.98	1.11	0.90	19.75	19.47	135.50
HFBL	Home Federal Bancorp Inc of LA*	17.34	2,347	40.7	18.99	15.34	17.34	0.00	-1.42	-2.58	1.24	0.51	17.97	17.97	124.71
HMST	HomeStreet, Inc. of WA*	19.40	14,422	279.8	28.73	18.48	20.27	-4.29	-27.96	-3.00	2.28	-6.25	18.60	18.57	197.91
HTBI	HomeTrust Bancshrs, Inc. of NC*	15.85	20,591	326.4	17.00	13.76	15.85	0.00	13.62	-0.88	0.58	0.49	17.88	17.71	81.27
HCBK	Hudson City Bancorp, Inc of NJ(8)*	9.08	528,419	4,798.0	9.79	7.67	9.40	-3.40	5.83	-3.71	0.35	0.33	8.87	8.58	74.16
IROQ	IF Bancorp, Inc. of IL*	16.90	4,570	77.2	17.04	14.34	16.87	0.18	12.97	1.20	0.73	0.60	17.98	17.98	118.16

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2014 by RP® Financial, LC.

RP ® Financial, LC.

Exhibit 1-A (continued)

Weekly Thrift Market Line—Part One

Prices As of January 17, 2014

		Market Capitalization			Price Change Data
		Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week(1)			% Change From
					High	Low	Last Wk	Last Wk	52 Wks(2)	MRY(2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)
Financial Institution
NASDAQ Listed OTC Companies (continued)
ISBC	Investors Bcrp MHC of NJ(41.6)	25.50	112,156	1,276.2	26.12	17.36	25.61	-0.43	41.04	-0.31
JXSB	Jacksonville Bancorp Inc of IL*	19.58	1,831	35.9	20.22	17.56	19.40	0.93	8.42	0.15
JFBI	Jefferson Bancshares Inc of TN*	6.60	6,598	43.5	6.94	3.06	6.70	-1.49	110.86	2.80
KFFB	KY Fst Fed Bp MHC of KY (38.9)	8.20	8,573	25.6	8.97	7.55	8.10	1.23	2.50	2.50
KRNY	Kearny Fin Cp MHC of NJ (24.0)	11.69	66,381	209.5	12.09	9.19	11.89	-1.68	17.61	0.52
LSBI	LSB Fin. Corp. of Lafayette IN*	28.96	1,560	45.2	30.71	20.05	28.78	0.63	26.13	1.65
LPSB	LaPorte Bancorp Inc. of IN*	10.95	6,216	68.1	11.86	8.60	10.78	1.58	26.44	-1.53
LSBK	Lake Shore Bnp MHC of NY(38.7)	12.28	5,915	30.1	14.69	10.38	12.28	0.00	18.65	0.66
LABC	Louisiana Bancorp, Inc. of LA*	18.25	2,887	52.7	18.44	15.00	18.15	0.55	4.41	0.16
MSBF	MSB Fin Corp MHC of NJ (39.2)	8.14	5,010	17.4	9.10	6.06	9.10	-10.55	20.95	2.01
MCBK	Madison County Financial of NE*	17.39	3,193	55.5	19.19	15.81	18.00	-3.39	5.52	-3.39
MGYR	Magyar Bancorp MHC of NJ(44.9)	7.36	5,811	19.0	7.95	4.35	7.30	0.82	74.41	-1.34
MLVF	Malvern Bancorp, Inc. of PA*	10.90	6,558	71.5	13.20	10.55	10.88	0.18	-3.63	-0.91
EBSB	Meridian Fn Serv MHC MA (40.6)	23.45	22,256	221.6	24.40	16.82	21.92	6.98	38.59	3.85
CASH	Meta Financial Group of IA*	41.31	6,071	250.8	41.65	22.69	39.88	3.59	75.19	2.43
NASB	NASB Fin, Inc. of Grandview MO*	28.50	7,868	224.2	30.50	19.80	28.44	0.21	25.00	-5.63
NECB	NE Comm Bncrp MHC of NY (42.5)	7.29	12,645	43.4	8.00	5.25	7.17	1.67	35.25	0.97
NHTB	NH Thrift Bancshares of NH*	15.00	7,121	106.8	15.51	12.50	14.90	0.67	18.11	-1.64
NVSL	Naugatuck Valley Fin Crp of CT*	7.18	7,002	50.3	7.94	6.75	7.18	0.00	5.59	-0.83
NFBK	Northfield Bancorp, Inc. of NJ*	12.91	57,939	748.0	13.43	11.01	12.99	-0.62	16.20	-2.20
NWBI	Northwest Bancshares Inc of PA*	14.63	94,152	1,377.4	15.05	11.98	14.77	-0.95	19.04	-1.01
OBAF	OBA Financial Serv. Inc of MD*	17.89	4,038	72.2	19.50	17.81	18.00	-0.61	-1.16	-1.70
OSHC	Ocean Shore Holding Co. of NJ*	13.72	6,965	95.6	15.45	13.01	13.63	0.66	-10.68	0.44
OCFC	OceanFirst Fin. Corp of NJ*	17.24	17,386	299.7	18.88	13.03	17.06	1.06	29.33	0.64
OFED	Oconee Fed Fn Cp MHC SC (35.0)	17.63	5,833	39.2	17.75	13.73	17.42	1.21	19.85	0.17
OABC	OmniAmerican Bancorp Inc of TX*	22.09	11,464	253.2	26.61	20.46	21.13	4.54	-12.48	3.32
ONFC	Oneida Financial Corp. of NY*	12.37	7,026	86.9	16.32	11.20	11.97	3.34	9.47	-2.37
ORIT	Oritani Financial Corp of NJ*	15.44	45,653	704.9	16.90	14.49	15.35	0.59	-2.65	-3.80
PSBH	PSB Hldgs Inc MHC of CT (42.9)	6.40	6,542	17.9	7.25	5.15	6.33	1.11	24.27	0.31
PBHC	Pathfinder BC MHC of NY (39.5)	13.47	2,618	12.1	16.50	10.40	13.50	-0.22	29.52	-0.22
PEOP	Peoples Fed Bancshrs Inc of MA*	17.90	6,466	115.7	19.28	17.10	17.82	0.45	2.46	0.90
PBCT	Peoples United Financial of CT*	14.85	306,910	4,557.6	15.70	12.22	15.38	-3.45	16.84	-1.79
PBSK	Poage Bankshares, Inc. of KY*	13.95	3,351	46.7	15.10	13.06	14.00	-0.36	0.43	-0.43
PBCP	Polonia Bancorp, Inc. of PA*	10.10	3,511	35.5	10.31	8.30	10.14	-0.39	18.96	2.12
PROV	Provident Fin. Holdings of CA*	14.57	10,201	148.6	19.69	14.12	14.72	-1.02	-22.00	-2.87
PBIP	Prudential Bancorp Inc of PA*	10.66	9,464	100.9	11.39	7.68	10.73	-0.65	39.71	-1.20
PULB	Pulaski Fin Cp of St. Louis MO*	11.63	11,064	128.7	11.74	9.02	11.37	2.29	26.97	3.29
RVSB	Riverview Bancorp, Inc. of WA*	3.09	22,472	69.4	3.20	1.87	2.83	9.19	56.06	6.55
RCKB	Rockville Fin New, Inc. of CT(8)*	14.19	26,058	369.8	15.42	12.27	14.31	-0.84	8.99	-0.14
SIFI	SI Financial Group, Inc. of CT*	11.76	12,797	150.5	12.34	10.34	11.85	-0.76	-0.51	-2.41
SPBC	SP Bancorp, Inc. of Plano, TX*	20.22	1,583	32.0	23.10	15.75	19.27	4.93	26.37	2.43
SVBI	Severn Bancorp, Inc. of MD*	4.96	10,067	49.9	5.78	3.18	5.00	-0.80	52.62	4.64
SMPL	Simplicity Bancorp of CA*	16.38	7,998	131.0	16.50	14.02	16.34	0.24	11.73	1.36
SIBC	State Investors Bancorp of LA*	15.25	2,452	37.4	16.64	13.28	15.49	-1.55	9.87	-0.59
THRD	TF Financial Corporation of PA*	29.50	3,148	92.9	33.72	24.00	29.14	1.24	22.25	4.76
TFSL	TFS Fin Corp MHC of OH (26.5)	11.78	309,231	956.5	12.49	9.86	11.78	0.00	17.68	-2.81
TBNK	Territorial Bancorp, Inc of HI*	22.62	10,180	230.3	24.38	21.05	22.72	-0.44	-0.53	-2.50
TSBK	Timberland Bancorp, Inc. of WA*	10.26	7,045	72.3	11.11	7.01	10.11	1.48	44.51	6.65
TRST	TrustCo Bank Corp NY of NY*	6.97	94,334	657.5	7.67	5.13	7.06	-1.27	33.02	-2.92
UCBA	United Community Bancorp of IN*	10.77	5,150	55.5	11.71	9.41	10.70	0.65	10.57	0.28
UCFC	United Community Fin. of OH*	3.63	50,225	182.3	5.00	3.00	3.51	3.42	15.97	1.68
UBNK	United Financial Bncrp of MA(8)*	18.94	19,678	372.7	20.47	14.25	19.08	-0.73	23.15	0.26
WSFS	WSFS Financial Corp. of DE*	75.81	8,844	670.5	79.85	44.38	77.62	-2.33	68.54	-2.22
WVFC	WVS Financial Corp. of PA*	12.30	2,058	25.3	13.63	9.00	11.90	3.36	36.67	0.41
WSBF	Waterstone Fin MHC of WI(26.2)(8)	11.60	31,349	95.1	11.63	6.69	11.17	3.85	53.03	4.50
WAYN	Wayne Savings Bancshares of OH*	10.71	2,886	30.9	11.75	9.08	10.71	0.00	15.16	-1.65
WEBK	Wellesley Bancorp, Inc. of MA*	19.79	2,460	48.7	20.45	14.96	19.05	3.88	24.47	1.23
WBB	Westbury Bancorp, Inc. of WI*	13.90	5,143	71.5	14.64	13.02	13.91	-0.07	39.00	-0.36
WFD	Westfield Fin. Inc. of MA*	7.28	20,736	151.0	8.07	6.50	7.31	-0.41	1.96	-2.41
WBKC	Wolverine Bancorp, Inc. of MI*	22.48	2,409	54.2	22.48	18.00	21.60	4.07	15.28	5.54

		Current Per Share Financials
		LTM EPS(3)	LTM Core EPS(3)	BV/ Share	TBV/ Share(4)	Assets/ Share

		($)	($)	($)	($)	($)
Financial Institution
NASDAQ Listed OTC Companies (continued)
ISBC	Investors Bcrp MHC of NJ(41.6)	0.94	0.92	10.05	9.28	123.11
JXSB	Jacksonville Bancorp Inc of IL*	1.82	1.32	22.89	21.40	175.14
JFBI	Jefferson Bancshares Inc of TN*	0.27	0.27	8.08	7.92	75.56
KFFB	KY Fst Fed Bp MHC of KY (38.9)	0.33	0.39	7.78	6.09	36.74
KRNY	Kearny Fin Cp MHC of NJ (24.0)	0.11	0.09	7.07	5.43	48.78
LSBI	LSB Fin. Corp. of Lafayette IN*	1.73	0.84	25.79	25.79	227.63
LPSB	LaPorte Bancorp Inc. of IN*	0.65	0.50	13.42	12.01	80.38
LSBK	Lake Shore Bnp MHC of NY(38.7)	0.60	0.60	11.05	11.05	82.07
LABC	Louisiana Bancorp, Inc. of LA*	0.97	0.59	19.69	19.69	110.31
MSBF	MSB Fin Corp MHC of NJ (39.2)	-1.26	-1.26	7.79	7.79	68.59
MCBK	Madison County Financial of NE*	0.92	0.80	19.86	19.49	86.77
MGYR	Magyar Bancorp MHC of NJ(44.9)	0.04	-0.02	7.80	7.80	92.54
MLVF	Malvern Bancorp, Inc. of PA*	-2.87	-2.75	11.50	11.50	91.73
EBSB	Meridian Fn Serv MHC MA (40.6)	0.61	0.30	10.95	10.33	119.29
CASH	Meta Financial Group of IA*	2.21	2.00	23.55	23.17	278.70
NASB	NASB Fin, Inc. of Grandview MO*	3.51	-1.66	24.85	24.56	145.42
NECB	NE Comm Bncrp MHC of NY (42.5)	-0.08	-0.08	8.27	8.19	34.25
NHTB	NH Thrift Bancshares of NH*	1.09	0.95	15.25	8.89	174.17
NVSL	Naugatuck Valley Fin Crp of CT*	-1.73	-1.87	8.49	8.49	69.59
NFBK	Northfield Bancorp, Inc. of NJ*	0.30	0.28	12.36	12.07	47.07
NWBI	Northwest Bancshares Inc of PA*	0.67	0.65	12.09	10.21	84.00
OBAF	OBA Financial Serv. Inc of MD*	0.29	0.28	17.78	17.78	96.69
OSHC	Ocean Shore Holding Co. of NJ*	0.72	0.73	15.24	14.48	149.82
OCFC	OceanFirst Fin. Corp of NJ*	1.06	1.00	12.30	12.30	131.50
OFED	Oconee Fed Fn Cp MHC SC (35.0)	0.68	0.66	12.89	12.89	62.73
OABC	OmniAmerican Bancorp Inc of TX*	0.52	0.29	18.00	18.00	126.34
ONFC	Oneida Financial Corp. of NY*	0.89	0.82	12.74	8.94	101.56
ORIT	Oritani Financial Corp of NJ*	0.89	0.91	11.54	11.54	61.85
PSBH	PSB Hldgs Inc MHC of CT (42.9)	0.16	0.15	7.70	6.63	69.14
PBHC	Pathfinder BC MHC of NY (39.5)	0.96	0.96	10.60	9.13	188.12
PEOP	Peoples Fed Bancshrs Inc of MA*	0.35	0.33	16.45	16.45	90.51
PBCT	Peoples United Financial of CT*	0.76	0.71	15.11	8.16	102.67
PBSK	Poage Bankshares, Inc. of KY*	0.64	0.65	17.28	17.28	86.84
PBCP	Polonia Bancorp, Inc. of PA*	-0.08	-1.07	11.62	11.62	81.38
PROV	Provident Fin. Holdings of CA*	1.82	-1.71	15.41	15.41	113.03
PBIP	Prudential Bancorp Inc of PA*	0.22	0.22	12.82	12.82	55.45
PULB	Pulaski Fin Cp of St. Louis MO*	0.75	-0.01	8.93	8.57	115.32
RVSB	Riverview Bancorp, Inc. of WA*	0.21	0.18	3.60	2.46	35.10
RCKB	Rockville Fin New, Inc. of CT(8)*	0.64	0.51	11.33	11.29	85.16
SIFI	SI Financial Group, Inc. of CT*	-0.09	0.03	11.94	10.35	106.95
SPBC	SP Bancorp, Inc. of Plano, TX*	0.90	0.13	20.84	20.84	192.98
SVBI	Severn Bancorp, Inc. of MD*	-1.97	-2.23	6.14	6.11	80.98
SMPL	Simplicity Bancorp of CA*	0.75	0.59	18.01	17.51	104.35
SIBC	State Investors Bancorp of LA*	0.17	0.17	17.20	17.20	104.45
THRD	TF Financial Corporation of PA*	2.06	2.78	29.48	27.94	264.72
TFSL	TFS Fin Corp MHC of OH (26.5)	0.18	0.16	6.05	6.02	36.44
TBNK	Territorial Bancorp, Inc of HI*	1.47	1.10	20.88	20.86	153.39
TSBK	Timberland Bancorp, Inc. of WA*	0.53	0.26	11.04	10.22	105.84
TRST	TrustCo Bank Corp NY of NY*	0.41	0.40	3.76	3.75	47.27
UCBA	United Community Bancorp of IN*	0.55	0.40	14.25	13.63	99.31
UCFC	United Community Fin. of OH*	0.07	-0.06	3.65	3.65	34.97
UBNK	United Financial Bncrp of MA(8)*	0.44	0.75	15.39	13.13	126.57
WSFS	WSFS Financial Corp. of DE*	4.53	4.33	42.28	37.81	502.34
WVFC	WVS Financial Corp. of PA*	0.44	0.43	15.58	15.58	143.81
WSBF	Waterstone Fin MHC of WI(26.2)(8)	0.98	-0.79	6.79	6.77	50.97
WAYN	Wayne Savings Bancshares of OH*	0.71	0.68	13.33	12.71	138.49
WEBK	Wellesley Bancorp, Inc. of MA*	1.00	0.90	18.85	18.85	171.18
WBB	Westbury Bancorp, Inc. of WI*	-0.09	-0.09	17.62	17.62	105.64
WFD	Westfield Fin. Inc. of MA*	0.31	0.21	7.57	7.57	61.31
WBKC	Wolverine Bancorp, Inc. of MI*	0.72	0.06	26.19	26.19	120.94

RP ® Financial, LC.

Exhibit 1-B

Weekly Thrift Market Line—Part Two

Prices As of January 17, 2014

	Key Financial Ratios							Asset Quality Ratios
	Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings			Core Earnings		NPAs/	Rsvs/	Rsvs/
			ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Financial Institution
Market Averages. All Public Companies(no MHC)
All Public Companies(103)	13.17	12.55	0.49	3.81	3.41	0.22	1.51	2.56	55.87	1.46
NYSE Traded Companies(5)	10.22	8.08	0.64	5.95	4.83	0.00	-1.22	2.40	47.03	1.30
NASDAQ Listed OTC Companies(98)	13.33	12.79	0.49	3.70	3.34	0.23	1.66	2.57	56.38	1.46
California Companies(4)	10.68	10.58	0.77	5.48	-2.23	-0.06	-0.74	4.64	41.07	1.64
Florida Companies(1)	8.25	7.97	0.78	9.48	6.57	-0.28	-3.33	1.46	26.08	0.49
Mid-Atlantic Companies(30)	13.11	12.22	0.36	3.04	2.97	0.30	2.63	2.17	51.22	1.27
Mid-West Companies(27)	12.67	12.18	0.52	3.98	4.20	0.15	0.95	2.71	47.07	1.81
New England Companies(17)	12.53	11.49	0.29	2.62	1.78	0.22	2.05	1.41	67.92	1.07
North-West Companies(6)	13.27	12.65	0.96	6.75	7.13	-0.06	-2.81	5.50	33.02	1.88
South-East Companies(14)	16.54	16.45	0.62	3.89	4.00	0.46	2.85	2.72	88.21	1.61
South-West Companies(2)	12.52	12.52	0.47	3.60	3.40	0.16	1.12	1.26	46.92	0.89
Western Companies (Excl CA)(2)	11.50	10.80	0.71	5.60	5.84	0.19	1.02	0.38	86.25	0.49
Thrift Strategy(100)	13.20	12.63	0.48	3.65	3.27	0.23	1.53	2.59	55.90	1.46
Mortgage Banker Strategy(1)	13.63	13.63	1.52	11.88	12.49	-1.43	-11.16	1.95	53.71	1.28
Diversified Strategy(2)	11.57	8.06	0.84	7.32	5.55	0.80	6.95	1.43	55.32	1.13
Companies Issuing Dividends(72)	12.98	12.15	0.64	4.91	4.26	0.37	2.64	2.14	61.57	1.34
Companies Without Dividends(31)	13.64	13.50	0.15	1.11	1.34	-0.12	-1.28	3.69	40.81	1.74
Equity/Assets <6%(3)	2.20	2.20	-0.13	-3.51	-11.13	-0.17	-3.39	9.64	23.64	3.12
Equity/Assets 6-12%(43)	9.73	9.18	0.48	4.99	4.72	0.17	1.82	2.56	49.73	1.45
Equity/Assets >12%(57)	16.14	15.44	0.53	3.19	2.99	0.27	1.46	2.28	61.94	1.40
Converted Last 3 Months (no MHC)(1)	16.28	16.28	0.04	0.00	0.28	0.11	0.00	0.00	0.00	0.00
Actively Traded Companies(1)	7.74	7.74	1.07	13.86	7.91	1.07	13.86	0.60	107.70	0.82
Market Value Below $20 Million(4)	7.26	7.24	-0.42	-6.60	-16.90	-0.39	-5.38	8.09	25.69	2.60
Holding Company Structure(87)	12.94	12.23	0.45	3.38	3.14	0.25	1.73	2.67	55.29	1.50
Assets Over $1 Billion(46)	12.64	11.69	0.71	6.02	4.88	0.31	2.43	2.09	48.98	1.25
Assets $500 Million-$1 Billion(27)	12.84	12.27	0.31	2.22	3.46	0.19	1.17	3.28	49.33	1.57
Assets $250-$500 Million(28)	14.48	14.28	0.36	2.03	1.32	0.14	0.57	2.62	79.34	1.71
Assets less than $250 Million(2)	11.54	11.53	0.08	0.38	-0.38	-0.19	-1.68	2.90	28.87	1.14
Goodwill Companies(58)	12.62	11.49	0.56	4.59	4.78	0.30	2.32	2.42	47.08	1.40
Non-Goodwill Companies(44)	13.80	13.80	0.42	2.84	1.81	0.12	0.50	2.76	68.13	1.52
Market Averages. MHC Institutions
All Public Companies(16)	13.58	12.74	0.36	2.88	1.63	0.33	2.58	2.52	47.94	1.12
NASDAQ Listed OTC Companies(16)	13.58	12.74	0.36	2.88	1.63	0.33	2.58	2.52	47.94	1.12
Mid-Atlantic Companies(10)	12.51	11.81	0.22	2.30	0.99	0.20	2.13	2.78	53.38	1.28
Mid-West Companies(3)	18.89	16.95	0.70	3.69	2.78	0.76	3.92	0.00	0.00	0.72
New England Companies(2)	10.16	9.22	0.40	3.90	2.55	0.25	2.38	2.05	37.18	1.11
South-East Companies(1)	20.55	20.55	1.06	5.00	3.86	1.03	4.86	1.11	20.49	0.37
Thrift Strategy(16)	13.58	12.74	0.36	2.88	1.63	0.33	2.58	2.52	47.94	1.12
Companies Issuing Dividends(9)	14.49	13.75	0.63	5.17	3.64	0.64	5.19	1.89	53.41	1.01
Companies Without Dividends(7)	12.22	11.22	-0.04	-0.55	-1.39	-0.12	-1.33	3.39	40.27	1.28
Equity/Assets <6%(1)	5.63	4.89	0.51	6.17	7.13	0.51	6.17	1.67	61.74	1.50
Equity/Assets 6-12%(6)	9.50	9.10	0.14	2.21	-0.03	0.08	1.57	3.21	49.21	1.33
Equity/Assets >12%(9)	17.63	16.45	0.51	2.97	2.19	0.50	2.89	1.86	43.65	0.92
Holding Company Structure(15)	13.31	12.40	0.34	2.85	1.61	0.32	2.55	2.52	47.94	1.16
Assets Over $1 Billion(7)	13.18	12.08	0.50	4.24	2.02	0.42	3.51	1.32	73.65	1.20
Assets $500 Million-$1 Billion(2)	8.60	8.60	0.52	5.97	3.25	0.50	5.66	3.76	41.89	1.30
Assets $250-$500 Million(7)	15.35	14.48	0.20	0.83	0.83	0.21	0.91	2.91	32.81	1.01
Goodwill Companies(10)	13.75	12.34	0.43	3.75	2.54	0.39	3.37	2.04	57.30	1.22
Non-Goodwill Companies(5)	13.72	13.72	0.69	5.13	3.42	0.66	4.92	2.33	39.20	0.83
MHC Institutions(16)	13.58	12.74	0.36	2.88	1.63	0.33	2.58	2.52	47.94	1.12

	Pricing Ratios					Dividend Data (6)
	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Financial Institution
Market Averages. All Public Companies(no MHC)
All Public Companies(103)	19.29	102.57	13.55	110.98	21.57	0.23	1.47	25.41
NYSE Traded Companies(5)	17.51	120.34	12.28	156.99	20.09	0.38	2.20	22.23
NASDAQ Listed OTC Companies(98)	19.40	101.59	13.62	108.45	21.65	0.22	1.44	25.59
California Companies(4)	18.60	81.94	16.08	82.80	31.55	0.19	2.05	21.55
Florida Companies(1)	15.23	146.37	12.08	152.01	NM	0.12	0.69	10.53
Mid-Atlantic Companies(30)	18.75	108.66	13.97	122.14	18.47	0.29	1.84	34.74
Mid-West Companies(27)	19.24	97.69	12.10	102.32	20.69	0.25	1.57	27.71
New England Companies(17)	21.73	103.99	12.79	119.66	22.82	0.28	1.44	27.20
North-West Companies(6)	12.62	91.77	12.18	99.67	21.57	0.15	1.02	13.73
South-East Companies(14)	22.27	104.26	16.75	105.08	25.65	0.09	0.69	12.93
South-West Companies(2)	22.47	109.87	13.98	109.87	NM	0.00	0.00	0.00
Western Companies (Excl CA)(2)	17.33	98.58	11.54	107.16	20.56	0.43	2.56	44.49
Thrift Strategy(100)	19.49	101.87	13.53	109.43	21.65	0.22	1.44	25.66
Mortgage Banker Strategy(1)	8.01	94.55	12.89	94.55	NM	0.40	2.75	21.98
Diversified Strategy(2)	18.14	138.79	14.78	191.24	19.21	0.56	2.51	10.60
Companies Issuing Dividends(72)	19.02	106.43	13.56	117.44	20.98	0.33	2.09	34.94
Companies Without Dividends(31)	20.66	92.68	13.53	94.45	24.55	0.00	0.00	0.00
Equity/Assets <6%(3)	13.21	60.32	3.17	60.32	NM	0.02	1.75	0.00
Equity/Assets 6-12%(43)	18.40	108.78	11.02	117.07	20.21	0.24	1.41	26.41
Equity/Assets >12%(57)	20.26	98.81	15.81	107.47	22.69	0.23	1.51	25.15
Converted Last 3 Months (no MHC)(1)	NM	78.59	12.79	78.59	NM	0.00	0.00	0.00
Actively Traded Companies(1)	12.64	165.75	12.83	165.75	12.64	1.08	1.37	17.36
Market Value Below $20 Million(4)	NM	60.57	4.40	60.64	NM	0.06	2.55	0.00
Holding Company Structure(87)	19.39	103.09	13.24	112.76	21.31	0.24	1.61	28.22
Assets Over $1 Billion(46)	18.98	116.10	14.77	130.51	20.40	0.35	2.01	31.28
Assets $500 Million-$1 Billion(27)	19.73	96.46	12.54	102.90	22.35	0.16	1.17	22.73
Assets $250-$500 Million(28)	18.79	88.85	12.90	90.37	22.89	0.13	0.92	17.87
Assets less than $250 Million(2)	31.06	79.78	9.28	79.85	NM	0.12	1.31	32.00
Goodwill Companies(58)	18.58	102.67	12.62	117.63	19.90	0.31	1.92	31.54
Non-Goodwill Companies(44)	20.61	103.01	14.74	103.01	24.98	0.15	0.95	18.20
Market Averages. MHC Institutions
All Public Companies(16)	25.95	145.77	19.06	158.21	21.08	0.17	1.32	18.56
NASDAQ Listed OTC Companies(16)	25.95	145.77	19.06	158.21	21.08	0.17	1.32	18.56
Mid-Atlantic Companies(10)	19.60	145.24	17.43	158.25	19.69	0.17	1.02	18.11
Mid-West Companies(3)	24.85	150.05	27.32	165.16	21.03	0.20	2.44	0.00
New England Companies(2)	39.22	148.64	14.46	161.77	NM	0.08	1.25	0.00
South-East Companies(1)	25.93	136.77	28.10	136.77	26.71	0.40	2.27	58.82
Thrift Strategy(16)	25.95	145.77	19.06	158.21	21.08	0.17	1.32	18.56
Companies Issuing Dividends(9)	24.17	141.32	19.05	150.76	21.08	0.29	2.21	37.12
Companies Without Dividends(7)	38.44	152.46	19.09	169.38	NM	0.00	0.00	0.00
Equity/Assets <6%(1)	14.03	127.08	7.16	147.54	14.03	0.12	0.89	12.50
Equity/Assets 6-12%(6)	30.59	156.09	14.30	163.97	22.14	0.18	1.01	16.91
Equity/Assets >12%(9)	23.75	140.38	24.13	155.22	22.73	0.18	1.62	21.10
Holding Company Structure(15)	25.95	143.34	18.19	156.67	21.08	0.17	1.29	18.56
Assets Over $1 Billion(7)	32.79	191.57	24.45	212.00	27.72	0.07	0.44	4.26
Assets $500 Million-$1 Billion(2)	16.77	140.51	12.15	140.51	16.56	0.35	1.38	23.18
Assets $250-$500 Million(7)	25.05	108.02	16.42	117.16	20.56	0.21	2.07	39.33
Goodwill Companies(10)	28.89	152.60	19.49	173.32	20.92	0.11	1.19	5.63
Non-Goodwill Companies(5)	21.06	141.75	19.73	141.75	21.24	0.32	1.83	37.96
MHC Institutions(16)	25.95	145.77	19.06	158.21	21.08	0.17	1.32	18.56

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2014 by RP® Financial, LC.

RP ® Financial, LC.

Exhibit 1-B (continued)

Weekly Thrift Market Line—Part Two

Prices As of January 17, 2014

		Key Financial Ratios							Asset Quality Ratios
		Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings			Core Earnings		NPAs/ Assets	Rsvs/ NPAs	Rsvs/ Loans
				ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Financial Institution
NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	8.29	7.22	0.36	4.21	4.28	0.32	3.78	2.98	29.93	1.14
EVER	EverBank Financial Corp. of FL*	8.25	7.97	0.78	9.48	6.57	-0.28	-3.33	1.46	26.08	0.49
FBC	Flagstar Bancorp, Inc. of MI*	8.54	8.54	0.05	0.55	0.60	-1.90	-20.72	5.05	34.71	2.91
NYCB	New York Community Bcrp of NY*	12.45	7.48	1.07	8.40	6.35	0.92	7.23	0.46	100.16	0.65
PFS	Provident Fin. Serv. Inc of NJ*	13.58	9.18	0.96	7.08	6.37	0.95	6.96	2.03	44.25	1.30
NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	13.69	13.69	0.17	1.20	1.43	-0.18	-1.25	2.97	34.02	1.75
ALLB	Alliance Bancorp, Inc. of PA*	17.58	17.58	0.40	2.29	2.46	0.40	2.29	NA	NA	1.55
ANCB	Anchor Bancorp of Aberdeen, WA*	13.04	13.04	-0.12	-1.00	-1.24	-0.15	-1.28	6.25	19.59	1.73
AFCB	Athens Bancshares Corp. of TN*	14.97	14.91	0.77	4.91	5.59	0.77	4.91	3.88	39.01	1.97
ACFC	Atlantic Coast Fin. Corp of GA(8)*	4.18	4.18	-0.64	-13.24	NM	-0.77	-15.85	6.63	20.11	2.31
BLMT	BSB Bancorp, Inc. of MA*	12.62	12.62	0.20	1.38	1.30	0.05	0.35	1.17	61.37	0.91
BKMU	Bank Mutual Corp of WI*	11.84	11.82	0.43	3.69	3.11	0.23	2.01	1.21	80.59	1.55
BFIN	BankFinancial Corp. of IL*	12.09	11.93	-1.58	-13.02	-11.70	-1.65	-13.61	2.54	43.42	1.51
BNCL	Beneficial Mut MHC of PA(42.9)	13.24	10.75	0.28	2.11	1.51	0.23	1.74	1.24	97.59	2.43
BHLB	Berkshire Hills Bancorp of MA*	12.35	7.75	0.77	6.09	6.10	1.01	7.99	0.96	63.78	0.82
BOFI	Bofi Holding, Inc. Of CA*	8.45	8.45	1.44	16.80	3.85	1.06	12.34	0.70	62.85	0.58
BYFC	Broadway Financial Corp. of CA*	3.36	3.36	-0.58	-10.83	-29.82	-0.39	-7.32	13.29	22.50	3.93
CMSB	CMS Bancorp Inc of W Plains NY(8)*	8.22	8.22	0.35	4.07	5.21	0.20	2.41	NA	NA	0.44
CBNJ	Cape Bancorp, Inc. of NJ*	13.08	11.19	0.52	3.70	4.29	0.44	3.13	2.01	46.41	1.29
CFFN	Capitol Federal Fin Inc. of KS*	17.77	17.77	0.75	4.15	3.90	0.75	4.15	0.44	22.02	0.15
CARV	Carver Bancorp, Inc. of NY*	1.04	1.04	0.32	3.80	7.57	0.05	0.54	5.98	24.77	2.31
CFBK	Central Federal Corp. of OH*	8.79	8.79	-0.96	-9.59	-10.29	-1.03	-10.27	4.30	57.30	3.40
CHFN	Charter Financial Corp of GA*	25.13	24.78	0.57	3.12	2.50	0.48	2.66	1.55	71.94	2.04
CHEV	Cheviot Financial Corp. of OH*	15.74	14.16	0.30	1.82	2.61	0.18	1.08	2.60	10.20	0.46
CBNK	Chicopee Bancorp, Inc. of MA*	15.09	15.09	0.48	3.17	3.07	0.49	3.23	1.27	57.74	0.95
CZWI	Citizens Comm Bncorp Inc of WI*	9.77	9.74	0.19	1.89	2.64	0.22	2.17	1.98	56.23	1.40
CSBK	Clifton Svg Bp MHC of NJ(35.8)	17.40	17.40	0.61	3.36	1.86	0.56	3.08	NA	NA	0.53
CWAY	Coastway Bancorp, Inc. of RI*	16.28	16.28	0.04	NM	0.28	0.11	NM	NA	NA	NA
COBK	Colonial Financial Serv. of NJ*	10.08	10.08	-0.54	-5.16	-6.98	-0.66	-6.27	5.37	17.67	1.96
DCOM	Dime Community Bancshars of NY*	10.53	9.27	1.01	9.90	6.45	1.64	16.17	1.10	46.42	0.56
ESBF	ESB Financial Corp. of PA*	9.87	7.84	0.83	8.31	6.68	0.80	8.03	1.03	34.40	0.97
ESSA	ESSA Bancorp, Inc. of PA*	12.13	11.40	0.63	5.16	6.45	0.57	4.68	2.42	24.28	0.86
EBMT	Eagle Bancorp Montanta of MT*	9.38	7.99	0.47	4.31	5.19	-0.34	-3.10	0.26	150.94	0.78
FSBW	FS Bancorp, Inc. of WA*	15.71	15.71	1.21	7.36	8.13	-0.18	-1.07	1.55	86.45	1.78
FFCO	FedFirst Financial Corp of PA*	16.48	16.19	0.77	4.50	5.18	0.77	4.50	1.56	63.43	1.21
FCAP	First Capital, Inc. of IN*	11.79	10.72	1.12	9.66	8.93	0.95	8.23	1.57	69.89	1.66
FCLF	First Clover Leaf Fin Cp of IL*	11.37	9.74	0.67	5.21	6.22	0.51	4.02	2.22	38.56	1.48
FBNK	First Connecticut Bncorp of CT*	11.42	11.42	0.31	2.42	2.26	0.08	0.62	1.67	53.21	1.02
FDEF	First Defiance Fin. Corp of OH*	13.09	10.24	1.09	8.52	9.01	0.97	7.62	3.12	40.49	1.65
FFNM	First Fed of N. Michigan of MI*	11.15	11.13	-0.27	-2.37	-3.98	-0.39	-3.43	2.90	28.87	1.27
FFBH	First Fed. Bancshares of AR*	13.51	13.51	0.08	0.56	0.24	-0.04	-0.28	4.37	56.44	3.57
FFNW	First Fin NW, Inc of Renton WA*	20.81	20.81	2.39	11.78	12.17	2.43	11.96	9.52	14.45	1.85
FSFG	First Savings Fin. Grp. of IN*	9.94	8.53	0.70	5.39	8.45	0.62	4.78	2.39	35.08	1.34
FXCB	Fox Chase Bancorp, Inc. of PA*	15.74	15.74	0.54	3.34	2.84	0.45	2.79	2.22	45.33	1.56
FRNK	Franklin Financial Corp. of VA*	22.78	22.78	0.88	3.85	3.94	0.80	3.49	5.79	15.88	1.87
GTWN	Georgetown Bancorp, Inc. of MA*	11.93	11.93	0.42	3.12	3.22	0.01	0.06	NA	NA	1.00
GCBC	Green Co Bcrp MHC of NY (44.7)	8.76	8.76	1.00	11.43	5.96	1.02	11.58	1.45	74.53	1.84
HFFC	HF Financial Corp. of SD*	7.68	7.32	0.40	4.89	5.11	0.13	1.58	1.82	47.23	1.41
HMNF	HMN Financial, Inc. of MN*	7.39	7.39	1.32	12.95	17.51	1.00	9.84	6.58	44.56	4.02
HBK	Hamilton Bancorp, Inc. of MD*	20.74	20.01	-0.31	-1.72	-2.00	-0.35	-1.96	2.58	32.87	1.72
HBNK	Hampden Bancorp, Inc. of MA*	12.07	12.07	0.52	4.03	3.81	0.43	3.30	1.63	48.34	1.12
HBOS	Heritage Fin Group, Inc of GA*	9.11	8.82	0.84	8.59	7.02	0.64	6.57	1.18	56.88	1.08
HIFS	Hingham Inst. for Sav. of MA*	7.74	7.74	1.07	13.86	7.91	1.07	13.86	0.60	107.70	0.82
HBCP	Home Bancorp Inc. Lafayette LA*	14.58	14.40	0.81	5.60	5.31	0.66	4.54	1.98	34.00	0.95
HFBL	Home Federal Bancorp Inc of LA*	14.41	14.41	1.05	6.60	7.15	0.43	2.71	0.18	437.57	1.07
HMST	HomeStreet, Inc. of WA*	9.40	9.38	1.17	12.26	11.75	-3.20	-33.60	4.29	20.18	1.29
HTBI	HomeTrust Bancshrs, Inc. of NC*	22.00	21.83	0.73	3.25	3.66	0.62	2.74	5.98	29.19	2.43
HCBK	Hudson City Bancorp, Inc of NJ(8)*	11.96	11.61	0.46	3.94	3.85	0.43	3.72	2.93	25.38	1.18
IROQ	IF Bancorp, Inc. of IL*	15.22	15.22	0.62	3.94	4.32	0.51	3.24	1.18	62.14	1.23

		Pricing Ratios					Dividend Data (6)
		Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
		(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Financial Institution
NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	23.36	102.61	8.50	119.20	26.00	0.16	1.16	27.12
EVER	EverBank Financial Corp. of FL*	15.23	146.37	12.08	152.01	NM	0.12	0.69	10.53
FBC	Flagstar Bancorp, Inc. of MI*	NM	110.63	9.44	110.63	NM	0.00	0.00	0.00
NYCB	New York Community Bcrp of NY*	15.76	131.73	16.40	231.56	18.30	1.00	5.88	NM
PFS	Provident Fin. Serv. Inc of NJ*	15.70	110.33	14.98	171.52	15.97	0.60	3.27	51.28
NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	NM	88.83	12.16	88.83	NM	0.00	0.00	0.00
ALLB	Alliance Bancorp, Inc. of PA*	NM	96.60	16.98	96.60	NM	0.20	1.33	54.05
ANCB	Anchor Bancorp of Aberdeen, WA*	NM	81.81	10.67	81.81	NM	0.00	0.00	NM
AFCB	Athens Bancshares Corp. of TN*	17.89	91.98	13.77	92.42	17.89	0.20	1.03	18.35
ACFC	Atlantic Coast Fin. Corp of GA(8)*	NM	38.91	1.63	38.91	NM	0.00	0.00	NM
BLMT	BSB Bancorp, Inc. of MA*	NM	107.92	13.62	107.92	NM	0.00	0.00	0.00
BKMU	Bank Mutual Corp of WI*	32.18	118.99	14.09	119.19	NM	0.12	1.69	54.55
BFIN	BankFinancial Corp. of IL*	NM	113.80	13.76	115.48	NM	0.04	0.43	NM
BNCL	Beneficial Mut MHC of PA(42.9)	NM	141.69	18.75	179.43	NM	0.00	0.00	0.00
BHLB	Berkshire Hills Bancorp of MA*	16.39	97.18	12.00	163.06	12.49	0.72	2.75	45.00
BOFI	Bofi Holding, Inc. Of CA*	25.96	NM	33.72	NM	35.34	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA*	NM	60.32	2.03	60.32	NM	0.04	3.51	NM
CMSB	CMS Bancorp Inc of W Plains NY(8)*	19.18	82.46	6.78	82.46	32.41	0.00	0.00	0.00
CBNJ	Cape Bancorp, Inc. of NJ*	23.31	90.82	11.88	108.48	27.61	0.24	2.29	53.33
CFFN	Capitol Federal Fin Inc. of KS*	25.64	109.15	19.39	109.15	25.64	0.30	2.49	63.83
CARV	Carver Bancorp, Inc. of NY*	13.21	NM	4.31	NM	NM	0.00	0.00	0.00
CFBK	Central Federal Corp. of OH*	NM	97.84	8.60	97.84	NM	0.00	0.00	NM
CHFN	Charter Financial Corp of GA*	39.96	89.69	22.54	91.36	NM	0.20	1.85	74.07
CHEV	Cheviot Financial Corp. of OH*	38.26	75.84	11.94	85.87	NM	0.36	3.48	NM
CBNK	Chicopee Bancorp, Inc. of MA*	32.62	102.55	15.48	102.55	32.02	0.20	1.16	37.74
CZWI	Citizens Comm Bncorp Inc of WI*	37.95	72.22	7.06	72.49	33.00	0.02	0.26	10.00
CSBK	Clifton Svg Bp MHC of NJ(35.8)	NM	179.81	31.29	179.81	NM	0.24	1.86	NM
CWAY	Coastway Bancorp, Inc. of RI*	NM	78.59	12.79	78.59	NM	0.00	0.00	0.00
COBK	Colonial Financial Serv. of NJ*	NM	80.51	8.12	80.51	NM	0.00	0.00	NM
DCOM	Dime Community Bancshars of NY*	15.50	145.98	15.37	168.23	9.49	0.56	3.32	51.38
ESBF	ESB Financial Corp. of PA*	14.98	127.05	12.54	163.59	15.49	0.40	2.97	44.44
ESSA	ESSA Bancorp, Inc. of PA*	15.50	82.34	9.98	88.30	17.12	0.20	1.74	27.03
EBMT	Eagle Bancorp Montanta of MT*	19.26	88.83	8.33	105.88	NM	0.29	2.64	50.88
FSBW	FS Bancorp, Inc. of WA*	12.30	88.34	13.88	88.34	NM	0.20	1.18	14.49
FFCO	FedFirst Financial Corp of PA*	19.31	89.20	14.70	91.16	19.31	0.24	1.23	23.76
FCAP	First Capital, Inc. of IN*	11.20	108.18	12.75	120.45	13.14	0.80	3.90	43.72
FCLF	First Clover Leaf Fin Cp of IL*	16.07	87.32	9.93	103.85	20.82	0.24	2.62	42.11
FBNK	First Connecticut Bncorp of CT*	NM	111.76	12.76	111.76	NM	0.12	0.77	34.29
FDEF	First Defiance Fin. Corp of OH*	11.10	91.90	12.03	121.34	12.40	0.40	1.58	17.54
FFNM	First Fed of N. Michigan of MI*	NM	60.82	6.78	60.97	NM	0.08	1.59	NM
FFBH	First Fed. Bancshares of AR*	NM	229.97	31.06	229.97	NM	0.20	2.44	NM
FFNW	First Fin NW, Inc of Renton WA*	8.21	97.38	20.26	97.38	8.09	0.16	1.49	12.21
FSFG	First Savings Fin. Grp. of IN*	11.84	81.36	8.09	96.35	13.35	0.40	1.74	20.62
FXCB	Fox Chase Bancorp, Inc. of PA*	35.24	120.43	18.95	120.43	NM	0.32	1.85	65.31
FRNK	Franklin Financial Corp. of VA*	25.37	97.87	22.30	97.87	27.94	0.00	0.00	0.00
GTWN	Georgetown Bancorp, Inc. of MA*	31.06	98.73	11.78	98.73	NM	0.16	1.03	32.00
GCBC	Green Co Bcrp MHC of NY (44.7)	16.77	186.66	16.36	186.66	16.56	0.70	2.76	46.36
HFFC	HF Financial Corp. of SD*	19.57	97.72	7.51	103.02	NM	0.45	3.38	66.18
HMNF	HMN Financial, Inc. of MN*	5.71	110.35	8.16	110.35	7.52	0.00	0.00	0.00
HBK	Hamilton Bancorp, Inc. of MD*	NM	79.68	16.52	83.33	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	26.25	107.67	12.99	107.67	32.02	0.24	1.50	39.34
HBOS	Heritage Fin Group, Inc of GA*	14.24	122.24	11.14	126.68	18.61	0.16	0.85	12.12
HIFS	Hingham Inst. for Sav. of MA*	12.64	165.75	12.83	165.75	12.64	1.08	1.37	17.36
HBCP	Home Bancorp Inc. Lafayette LA*	18.85	105.92	15.44	107.45	23.24	0.00	0.00	0.00
HFBL	Home Federal Bancorp Inc of LA*	13.98	96.49	13.90	96.49	34.00	0.24	1.38	19.35
HMST	HomeStreet, Inc. of WA*	8.51	104.30	9.80	104.47	NM	0.44	2.27	19.30
HTBI	HomeTrust Bancshrs, Inc. of NC*	27.33	88.65	19.50	89.50	32.35	0.00	0.00	0.00
HCBK	Hudson City Bancorp, Inc of NJ(8)*	25.94	102.37	12.24	105.83	27.52	0.16	1.76	45.71
IROQ	IF Bancorp, Inc. of IL*	23.15	93.99	14.30	93.99	28.17	0.10	0.59	13.70

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2014 by RP® Financial, LC.

RP ® Financial, LC.

Exhibit 1-B (continued)

Weekly Thrift Market Line—Part Two

Prices As of January 17, 2014

		Key Financial Ratios							Asset Quality Ratios
		Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings			Core Earnings		NPAs/ Assets	Rsvs/ NPAs	Rsvs/ Loans
				ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Financial Institution
NASDAQ Listed OTC Companies (continued)
ISBC	Investors Bcrp MHC of NJ(41.6)	8.16	7.59	0.82	9.72	3.69	0.80	9.51	1.01	119.80	1.44
JXSB	Jacksonville Bancorp Inc of IL*	13.07	12.32	1.05	7.71	9.30	0.76	5.59	1.46	69.91	1.82
JFBI	Jefferson Bancshares Inc of TN*	10.69	10.50	0.35	3.34	4.09	0.35	3.34	3.46	28.96	1.56
KFFB	KY Fst Fed Bp MHC of KY (38.9)	21.18	17.38	0.92	4.36	4.02	1.08	5.15	NA	NA	0.53
KRNY	Kearny Fin Cp MHC of NJ (24.0)	14.49	11.52	0.24	1.52	0.94	0.20	1.24	1.18	29.35	0.77
LSBI	LSB Fin. Corp. of Lafayette IN*	11.33	11.33	0.75	6.86	5.97	0.36	3.33	1.51	119.71	2.45
LPSB	LaPorte Bancorp Inc. of IN*	16.70	15.21	0.83	5.13	5.94	0.63	3.94	1.74	48.52	1.52
LSBK	Lake Shore Bnp MHC of NY(38.7)	13.46	13.46	0.73	5.36	4.89	0.73	5.36	0.71	52.54	0.66
LABC	Louisiana Bancorp, Inc. of LA*	17.85	17.85	0.89	4.99	5.32	0.54	3.03	0.95	72.59	0.89
MSBF	MSB Fin Corp MHC of NJ (39.2)	11.36	11.36	-1.84	-16.17	-15.48	-1.84	-16.17	6.63	17.31	1.73
MCBK	Madison County Financial of NE*	22.89	22.56	1.07	5.17	5.29	0.93	4.50	0.17	NA	2.64
MGYR	Magyar Bancorp MHC of NJ(44.9)	8.43	8.43	0.04	0.52	0.54	-0.02	-0.26	6.06	9.25	0.75
MLVF	Malvern Bancorp, Inc. of PA*	12.54	12.54	-2.81	-22.01	-26.33	-2.69	-21.09	1.20	70.61	1.22
EBSB	Meridian Fn Serv MHC MA (40.6)	9.18	8.70	0.56	5.71	2.60	0.28	2.81	1.86	47.86	1.11
CASH	Meta Financial Group of IA*	8.45	8.33	0.79	9.50	5.35	0.71	8.59	0.33	69.41	1.02
NASB	NASB Fin, Inc. of Grandview MO*	17.09	16.92	2.32	14.89	12.32	-1.10	-7.04	6.60	26.99	2.60
NECB	NE Comm Bncrp MHC of NY (42.5)	24.15	23.98	-0.23	-0.97	-1.10	-0.23	-0.97	5.07	18.28	1.15
NHTB	NH Thrift Bancshares of NH*	8.76	5.30	0.64	6.13	7.27	0.56	5.35	1.47	52.97	1.00
NVSL	Naugatuck Valley Fin Crp of CT*	12.20	12.20	-2.34	-18.56	-24.09	-2.52	-20.06	3.69	60.36	2.76
NFBK	Northfield Bancorp, Inc. of NJ*	26.26	25.80	0.64	2.91	2.32	0.60	2.71	1.71	58.20	1.93
NWBI	Northwest Bancshares Inc of PA*	14.39	12.43	0.79	5.51	4.58	0.77	5.35	2.35	40.84	1.32
OBAF	OBA Financial Serv. Inc of MD*	18.39	18.39	0.30	1.58	1.62	0.29	1.53	1.05	85.10	1.15
OSHC	Ocean Shore Holding Co. of NJ*	10.17	9.71	0.48	4.77	5.25	0.49	4.83	0.80	50.40	0.58
OCFC	OceanFirst Fin. Corp of NJ*	9.35	9.35	0.80	8.46	6.15	0.76	7.98	2.95	31.01	1.35
OFED	Oconee Fed Fn Cp MHC SC (35.0)	20.55	20.55	1.06	5.00	3.86	1.03	4.86	1.11	20.49	0.37
OABC	OmniAmerican Bancorp Inc of TX*	14.25	14.25	0.45	2.91	2.35	0.25	1.62	1.13	40.95	0.77
ONFC	Oneida Financial Corp. of NY*	12.54	9.14	0.90	6.83	7.19	0.83	6.29	0.43	100.75	0.91
ORIT	Oritani Financial Corp of NJ*	18.66	18.66	1.45	7.88	5.76	1.48	8.05	0.98	114.17	1.37
PSBH	PSB Hldgs Inc MHC of CT (42.9)	11.14	9.74	0.23	2.08	2.50	0.22	1.95	2.24	26.49	1.10
PBHC	Pathfinder BC MHC of NY (39.5)	5.63	4.89	0.51	6.17	7.13	0.51	6.17	1.67	61.74	1.50
PEOP	Peoples Fed Bancshrs Inc of MA*	18.17	18.17	0.39	2.09	1.96	0.37	1.97	0.37	187.85	0.86
PBCT	Peoples United Financial of CT*	14.72	8.52	0.77	4.79	5.12	0.72	4.47	1.57	38.14	0.81
PBSK	Poage Bankshares, Inc. of KY*	19.90	19.90	0.70	3.61	4.59	0.71	3.66	0.38	181.98	1.12
PBCP	Polonia Bancorp, Inc. of PA*	14.28	14.28	-0.10	-0.69	-0.79	-1.33	-9.17	NA	NA	0.66
PROV	Provident Fin. Holdings of CA*	13.63	13.63	1.52	11.88	12.49	-1.43	-11.16	1.95	53.71	1.28
PBIP	Prudential Bancorp Inc of PA*	23.12	23.12	0.40	3.73	2.06	0.40	3.73	1.16	33.42	0.76
PULB	Pulaski Fin Cp of St. Louis MO*	7.74	7.45	0.62	6.91	6.45	-0.01	-0.09	4.84	29.67	1.70
RVSB	Riverview Bancorp, Inc. of WA*	10.26	7.24	0.60	5.97	6.80	0.51	5.11	5.18	33.51	2.61
RCKB	Rockville Fin New, Inc. of CT(8)*	13.30	13.26	0.80	5.34	4.51	0.64	4.26	0.88	95.31	1.13
SIFI	SI Financial Group, Inc. of CT*	11.16	9.82	-0.11	-0.88	-0.77	0.04	0.29	1.11	41.74	0.61
SPBC	SP Bancorp, Inc. of Plano, TX*	10.80	10.80	0.48	4.29	4.45	0.07	0.62	1.39	52.88	1.00
SVBI	Severn Bancorp, Inc. of MD*	7.58	7.55	-2.35	-18.94	NM	-2.66	-21.44	9.35	16.10	2.00
SMPL	Simplicity Bancorp of CA*	17.26	16.86	0.68	4.07	4.58	0.54	3.20	2.61	25.22	0.76
SIBC	State Investors Bancorp of LA*	16.47	16.47	0.17	0.95	1.11	0.17	0.95	NA	NA	0.59
THRD	TF Financial Corporation of PA*	11.14	10.62	0.88	7.64	6.98	1.19	10.31	1.62	49.42	1.06
TFSL	TFS Fin Corp MHC of OH (26.5)	16.60	16.53	0.49	3.03	1.53	0.44	2.69	NA	NA	0.91
TBNK	Territorial Bancorp, Inc of HI*	13.61	13.60	0.96	6.88	6.50	0.72	5.15	0.50	21.55	0.20
TSBK	Timberland Bancorp, Inc. of WA*	10.43	9.73	0.51	4.15	5.17	0.25	2.04	6.24	23.94	1.99
TRST	TrustCo Bank Corp NY of NY*	7.95	7.93	0.88	10.88	5.88	0.86	10.61	1.33	80.28	1.68
UCBA	United Community Bancorp of IN*	14.35	13.81	0.55	4.26	5.11	0.40	3.10	4.22	25.36	2.17
UCFC	United Community Fin. of OH*	10.44	10.44	0.19	1.92	1.93	-0.17	-1.64	3.61	33.16	2.04
UBNK	United Financial Bncrp of MA(8)*	12.16	10.56	0.38	2.99	2.32	0.64	5.10	0.76	72.31	0.72
WSFS	WSFS Financial Corp. of DE*	8.42	7.59	0.92	9.86	5.98	0.88	9.42	1.29	72.49	1.44
WVFC	WVS Financial Corp. of PA*	10.83	10.83	0.32	2.86	3.58	0.32	2.79	0.56	19.09	0.92
WSBF	Waterstone Fin MHC of WI(26.2)(8)	13.32	13.29	1.87	15.10	8.45	-1.51	-12.17	6.63	23.33	2.08
WAYN	Wayne Savings Bancshares of OH*	9.63	9.22	0.51	5.20	6.63	0.49	4.98	2.14	35.49	1.17
WEBK	Wellesley Bancorp, Inc. of MA*	11.01	11.01	0.64	5.42	5.05	0.57	4.88	NA	NA	1.15
WBB	Westbury Bancorp, Inc. of WI*	16.68	16.68	-0.08	-0.51	-0.65	-0.08	-0.51	2.50	31.37	1.23
WFD	Westfield Fin. Inc. of MA*	12.35	12.35	0.50	3.58	4.26	0.34	2.43	1.37	41.83	1.18
WBKC	Wolverine Bancorp, Inc. of MI*	21.66	21.66	0.60	2.73	3.20	0.05	0.23	4.07	62.95	3.02

		Pricing Ratios					Dividend Data (6)
		Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
		(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Financial Institution
NASDAQ Listed OTC Companies (continued)
ISBC	Investors Bcrp MHC of NJ(41.6)	27.13	253.73	20.71	274.78	27.72	0.20	0.78	21.28
JXSB	Jacksonville Bancorp Inc of IL*	10.76	85.54	11.18	91.50	14.83	0.32	1.63	17.58
JFBI	Jefferson Bancshares Inc of TN*	24.44	81.68	8.73	83.33	24.44	0.00	0.00	0.00
KFFB	KY Fst Fed Bp MHC of KY (38.9)	24.85	105.40	22.32	134.65	21.03	0.40	4.88	NM
KRNY	Kearny Fin Cp MHC of NJ (24.0)	NM	165.35	23.96	215.29	NM	0.00	0.00	0.00
LSBI	LSB Fin. Corp. of Lafayette IN*	16.74	112.29	12.72	112.29	34.48	0.28	0.97	16.18
LPSB	LaPorte Bancorp Inc. of IN*	16.85	81.59	13.62	91.17	21.90	0.16	1.46	24.62
LSBK	Lake Shore Bnp MHC of NY(38.7)	20.47	111.13	14.96	111.13	20.47	0.28	2.28	46.67
LABC	Louisiana Bancorp, Inc. of LA*	18.81	92.69	16.54	92.69	30.93	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (39.2)	NM	104.49	11.87	104.49	NM	0.00	0.00	NM
MCBK	Madison County Financial of NE*	18.90	87.56	20.04	89.23	21.74	0.28	1.61	30.43
MGYR	Magyar Bancorp MHC of NJ(44.9)	NM	94.36	7.95	94.36	NM	0.00	0.00	0.00
MLVF	Malvern Bancorp, Inc. of PA*	NM	94.78	11.88	94.78	NM	0.11	1.01	NM
EBSB	Meridian Fn Serv MHC MA (40.6)	38.44	214.16	19.66	227.01	NM	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	18.69	175.41	14.82	178.29	20.66	0.52	1.26	23.53
NASB	NASB Fin, Inc. of Grandview MO*	8.12	114.69	19.60	116.04	NM	0.90	3.16	25.64
NECB	NE Comm Bncrp MHC of NY (42.5)	NM	88.15	21.28	89.01	NM	0.12	1.65	NM
NHTB	NH Thrift Bancshares of NH*	13.76	98.36	8.61	168.73	15.79	0.52	3.47	47.71
NVSL	Naugatuck Valley Fin Crp of CT*	NM	84.57	10.32	84.57	NM	0.00	0.00	NM
NFBK	Northfield Bancorp, Inc. of NJ*	NM	104.45	27.43	106.96	NM	0.24	1.86	NM
NWBI	Northwest Bancshares Inc of PA*	21.84	121.01	17.42	143.29	22.51	0.52	3.55	NM
OBAF	OBA Financial Serv. Inc of MD*	NM	100.62	18.50	100.62	NM	0.00	0.00	0.00
OSHC	Ocean Shore Holding Co. of NJ*	19.06	90.03	9.16	94.75	18.79	0.24	1.75	33.33
OCFC	OceanFirst Fin. Corp of NJ*	16.26	140.16	13.11	140.16	17.24	0.48	2.78	45.28
OFED	Oconee Fed Fn Cp MHC SC (35.0)	25.93	136.77	28.10	136.77	26.71	0.40	2.27	58.82
OABC	OmniAmerican Bancorp Inc of TX*	NM	122.72	17.48	122.72	NM	0.00	0.00	0.00
ONFC	Oneida Financial Corp. of NY*	13.90	97.10	12.18	138.37	15.09	0.48	3.88	53.93
ORIT	Oritani Financial Corp of NJ*	17.35	133.80	24.96	133.80	16.97	0.70	4.53	NM
PSBH	PSB Hldgs Inc MHC of CT (42.9)	40.00	83.12	9.26	96.53	NM	0.16	2.50	NM
PBHC	Pathfinder BC MHC of NY (39.5)	14.03	127.08	7.16	147.54	14.03	0.12	0.89	12.50
PEOP	Peoples Fed Bancshrs Inc of MA*	NM	108.81	19.78	108.81	NM	0.16	0.89	45.71
PBCT	Peoples United Financial of CT*	19.54	98.28	14.46	181.99	20.92	0.65	4.38	NM
PBSK	Poage Bankshares, Inc. of KY*	21.80	80.73	16.06	80.73	21.46	0.20	1.43	31.25
PBCP	Polonia Bancorp, Inc. of PA*	NM	86.92	12.41	86.92	NM	0.00	0.00	NM
PROV	Provident Fin. Holdings of CA*	8.01	94.55	12.89	94.55	NM	0.40	2.75	21.98
PBIP	Prudential Bancorp Inc of PA*	NM	83.15	19.22	83.15	NM	0.00	0.00	0.00
PULB	Pulaski Fin Cp of St. Louis MO*	15.51	130.24	10.08	135.71	NM	0.38	3.27	50.67
RVSB	Riverview Bancorp, Inc. of WA*	14.71	85.83	8.80	125.61	17.17	0.00	0.00	0.00
RCKB	Rockville Fin New, Inc. of CT(8)*	22.17	125.24	16.66	125.69	27.82	0.40	2.82	62.50
SIFI	SI Financial Group, Inc. of CT*	NM	98.49	11.00	113.62	NM	0.12	1.02	NM
SPBC	SP Bancorp, Inc. of Plano, TX*	22.47	97.02	10.48	97.02	NM	0.00	0.00	0.00
SVBI	Severn Bancorp, Inc. of MD*	NM	80.78	6.12	81.18	NM	0.00	0.00	NM
SMPL	Simplicity Bancorp of CA*	21.84	90.95	15.70	93.55	27.76	0.32	1.95	42.67
SIBC	State Investors Bancorp of LA*	NM	88.66	14.60	88.66	NM	0.00	0.00	0.00
THRD	TF Financial Corporation of PA*	14.32	100.07	11.14	105.58	10.61	0.40	1.36	19.42
TFSL	TFS Fin Corp MHC of OH (26.5)	NM	194.71	32.33	195.68	NM	0.00	0.00	0.00
TBNK	Territorial Bancorp, Inc of HI*	15.39	108.33	14.75	108.44	20.56	0.56	2.48	38.10
TSBK	Timberland Bancorp, Inc. of WA*	19.36	92.93	9.69	100.39	39.46	0.12	1.17	22.64
TRST	TrustCo Bank Corp NY of NY*	17.00	185.37	14.75	185.87	17.43	0.26	3.73	63.41
UCBA	United Community Bancorp of IN*	19.58	75.58	10.84	79.02	26.93	0.24	2.23	43.64
UCFC	United Community Fin. of OH*	NM	99.45	10.38	99.45	NM	0.00	0.00	0.00
UBNK	United Financial Bncrp of MA(8)*	NM	123.07	14.96	144.25	25.25	0.44	2.32	NM
WSFS	WSFS Financial Corp. of DE*	16.74	179.30	15.09	200.50	17.51	0.48	0.63	10.60
WVFC	WVS Financial Corp. of PA*	27.95	78.95	8.55	78.95	28.60	0.16	1.30	36.36
WSBF	Waterstone Fin MHC of WI(26.2)(8)	11.84	170.84	22.76	171.34	NM	0.00	0.00	0.00
WAYN	Wayne Savings Bancshares of OH*	15.08	80.35	7.73	84.26	15.75	0.32	2.99	45.07
WEBK	Wellesley Bancorp, Inc. of MA*	19.79	104.99	11.56	104.99	21.99	0.00	0.00	0.00
WBB	Westbury Bancorp, Inc. of WI*	NM	78.89	13.16	78.89	NM	0.00	0.00	NM
WFD	Westfield Fin. Inc. of MA*	23.48	96.17	11.87	96.17	34.67	0.24	3.30	NM
WBKC	Wolverine Bancorp, Inc. of MI*	31.22	85.83	18.59	85.83	NM	0.00	0.00	0.00

EXHIBIT 2

Pro Forma Analysis Sheet

EXHIBIT 2

PRO FORMA ANALYSIS SHEET

Clifton Bancorp Inc.

Prices as of January 17, 2014

			Subject	Peer Group		New Jersey Companies		All Public Thrifts
Valuation Midpoint Pricing Multiples		Symbol	at Midpoint	Mean	Median	Mean	Median	Mean	Median
Price-earnings multiple	=	P/E	51.29x	32.46x	27.83x	18.34x	17.35x	19.29x	18.75x
Price-core earnings multiple	=	P/CE	54.42x	32.00x	31.14x	19.32x	17.24x	21.57x	20.92x
Price-book ratio	=	P/B	82.17%	102.30%	102.26%	107.16%	104.45%	102.57%	97.38%
Price-tangible book ratio	=	P/TB	82.17%	105.95%	107.44%	119.45%	108.48%	110.98%	103.02%
Price-assets ratio	=	P/A	23.79%	14.09%	12.32%	15.66%	13.11%	13.55%	20.92%

Valuation Parameters				Adjusted
Pre-Conversion Earnings (Y)	$6,436,000	(12 Mths 12/13)	ESOP Stock (% of Offering + Foundation) (E)	6.00%
Pre-Conversion Core Earnings (YC)	$6,096,000	(12 Mths 12/13)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$191,460,000	(2)	ESOP Amortization (T)	20.00	Years
Pre-Conv. Tang. Book Value (B)	$191,460,000	(2)	RRP (% of Offering + Foundation (M)	4.00%
Pre-Conversion Assets (A)	$1,099,073,000	(2)	RRP Vesting (N)	5.00	Years
Reinvestment Rate (R)	1.39%		Fixed Expenses	$1,340,000
Tax rate (TAX)	40.00%		Variable Expenses (Blended Commission %)	0.93%
After Tax Reinvest. Rate (R)	0.83%		Percentage Sold (PCT)	64.1600%
Est. Conversion Expenses (1)(X)	1.62%	(1)	MHC Assets (MHC1)	$6,181,000
Insider Purchases	$1,190,000		MHC Assets as a % of Offering (MHC2)	3.17%
Price/Share	$10.00		Options as (% of Offering + Foundation) (O1)	10.00%
Foundation Cash Contribution (FC)	$—		Estimated Option Value (O2)	20.30%
Foundation Stock Contribution (FS)	$—		Option Vesting Period (O3)	5.00	Years
Foundation Tax Benefit (FT)	$—		% of Options taxable (O4)	25.00%

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$303,927,680
		1 - P/E * PCT * ((1-X-E-M-FS+MHC2)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

2.	V=	P/Core E * (YC)	V=	$303,927,680
		1 - P/Core E * PCT * ((1-X-E-M-FS+MHC2)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

3.	V=	P/B * (B+FT+MHC1)	V=	$303,927,680
		1 - P/B * PCT * (1-X-E-M-FC-FS)

4.	V=	P/TB * (B+FT+MHC1)	V=	$303,927,680
		1 - P/TB * PCT * (1-X-E-M-FC-FS)

5.	V=	P/A * (A+FT+MHC1)	V=	$303,927,680
		1 - P/A * PCT * (1-X-E-M-FC-FS)

Shares

Conclusion	2nd Step Offering Shares	2nd Step Exchange Shares	Full Conversion Shares	Plus: Foundation Shares	Total Market Capitalization Shares	Exchange Ratio
Maximum	22,425,000	12,526,683	34,951,683	0	34,951,683	1.2933
Midpoint	19,500,000	10,892,768	30,392,768	0	30,392,768	1.1246
Minimum	16,575,000	9,258,853	25,833,853	0	25,833,853	0.9559

Market Value

Conclusion	2nd Step Offering Value	2nd Step Exchange Shares Value	Full Conversion $ Value	Foundation $ Value	Total Market Capitalization $ Value
Maximum	$224,250,000	$125,266,830	$349,516,830	0	$349,516,830
Midpoint	$195,000,000	$108,927,680	$303,927,680	0	$303,927,680
Minimum	$165,750,000	$92,588,530	$258,338,530	0	$258,338,530

(1)	Estimated offering expenses at midpoint of the offering.
(2)	Includes the effect of consolidating $6.181 million of net assets at the MHC level.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Clifton Bancorp Inc.

At the Minimum of the Range

1. Fully Converted Value and Exchange Ratio
Fully Converted Value	$258,338,530
Exchange Ratio	0.95594
2nd Step Offering Proceeds	$165,750,000
Less: Estimated Offering Expenses	2,886,150
Plus: MHC Assets	6,181,000

2nd Step Net Conversion Proceeds (Including Foundation)	$169,044,850
2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds	$169,044,850
Less: Cash Contribution to Foundation	0
Less: ESOP Stock Purchases (1)	(9,945,000)
Less: EIP Stock Purchases (2)	(6,630,000)

Net Cash Proceeds	$152,469,850
Estimated after-tax net incremental rate of return	0.83%

Earnings Increase	$1,271,599
Less: Consolidated interest cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings(3)	(298,350)
Less: EIP Vesting (3)	(795,600)
Less: Option Plan Vesting (4)	(605,651)

Net Earnings Increase	($428,002)

	Before Conversion	Net Earnings Increase	After Conversion
3. Pro Forma Earnings
12 Months ended December 31, 2013 (reported)	$6,436,000	($428,002)	$6,007,998
12 Months ended December 31, 2013 (core)	$6,096,000	($428,002)	$5,667,998

	Before Conversion	Net Cash Proceeds	Tax Benefit and Other	After Conversion
4. Pro Forma Net Worth
December 31, 2013	$191,460,000	$152,469,850	$—	$343,929,850
December 31, 2013 (Tangible)	$191,460,000	$152,469,850	$0	$343,929,850

	Before Conversion	Net Cash Proceeds	Tax Benefit and Other	After Conversion
5. Pro Forma Assets
December 31, 2013	$1,099,073,000	$152,469,850	$0	$1,251,542,850

(1)	Includes ESOP purchases of 6.00% of the second step offering.
(2)	Includes EIP purchases of 4.00% of the second step offering.
(3)	ESOP amortized over 20 years, EIP amortized over 5 years, tax effected at: 40.00%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Clifton Bancorp Inc.

At the Midpoint of the Range

1. Fully Converted Value and Exchange Ratio
Fully Converted Value	$303,927,680
Exchange Ratio	1.12463
2nd Step Offering Proceeds	$195,000,000
Less: Estimated Offering Expenses	3,161,100
Plus: MHC Assets	6,181,000

2nd Step Net Conversion Proceeds (Including Foundation)	$198,019,900
2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds	$198,019,900
Less: Cash Contribution to Foundation	0
Less: ESOP Stock Purchases (1)	(11,700,000)
Less: EIP Stock Purchases (2)	(7,800,000)

Net Cash Proceeds	$178,519,900
Estimated after-tax net incremental rate of return	0.83%

Earnings Increase	$1,488,856
Less: Consolidated interest cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings(3)	(351,000)
Less: EIP Vesting (3)	(936,000)
Less: Option Plan Vesting (4)	(712,530)

Net Earnings Increase	($510,674)

	Before Conversion	Net Earnings Increase	After Conversion
3. Pro Forma Earnings
12 Months ended December 31, 2013 (reported)	$6,436,000	($510,674)	$5,925,326
12 Months ended December 31, 2013 (core)	$6,096,000	($510,674)	$5,585,326

	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4. Pro Forma Net Worth
December 31, 2013	$191,460,000	$178,519,900	$—	$369,979,900
December 31, 2013 (Tangible)	$191,460,000	$178,519,900	$—	$369,979,900

	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5. Pro Forma Assets
December 31, 2013	$1,099,073,000	$178,519,900	$—	$1,277,592,900

(1)	Includes ESOP purchases of 6.00% of the second step offering.
(2)	Includes EIP purchases of 4.00% of the second step offering.
(3)	ESOP amortized over 20 years, EIP amortized over 5 years, tax effected at: 40.00%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Clifton Bancorp Inc.

At the Maximum of the Range

1. Fully Converted Value and Exchange Ratio
Fully Converted Value	$349,516,830
Exchange Ratio	1.29333
2nd Step Offering Proceeds	$224,250,000
Less: Estimated Offering Expenses	3,436,050
Plus: MHC Assets	6,181,000

2nd Step Net Conversion Proceeds (Including Foundation)	$226,994,950
2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds	$226,994,950
Less: Cash Contribution to Foundation	0
Less: ESOP Stock Purchases (1)	(13,455,000)
Less: EIP Stock Purchases (2)	(8,970,000)

Net Cash Proceeds	$204,569,950
Estimated after-tax net incremental rate of return	0.83%

Earnings Increase	$1,706,113
Less: Consolidated interest cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings(3)	(403,650)
Less: EIP Vesting (3)	(1,076,400)
Less: Option Plan Vesting (4)	(819,410)

Net Earnings Increase	($593,346)

	Before Conversion	Net Earnings Increase	After Conversion
3. Pro Forma Earnings
12 Months ended December 31, 2013 (reported)	$6,436,000	($593,346)	$5,842,654
12 Months ended December 31, 2013 (core)	$6,096,000	($593,346)	$5,502,654

	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation			After Conversion
4. Pro Forma Net Worth
December 31, 2013	$191,460,000	$204,569,950	$		—	$396,029,950
December 31, 2013 (Tangible)	$191,460,000	$204,569,950		$	0	$396,029,950

	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation			After Conversion
5. Pro Forma Assets
December 31, 2013	$1,099,073,000	$204,569,950		$	0	$1,303,642,950

(1)	Includes ESOP purchases of 6.00% of the second step offering.
(2)	Includes EIP purchases of 4.00% of the second step offering.
(3)	ESOP amortized over 20 years, EIP amortized over 5 years, tax effected at: 40.00%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

EXHIBIT 4

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition ® strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP is also expert in de novo charters and ® shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP ’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. ® We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (33)	(703)647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (29)	(703)647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (23)	(703)647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (31)	(703)647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (27)	(703)647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (26)	(703)647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (23)	(703)647-6552	tbiddle@rpfinancial.com
Carla Pollard, Senior Vice President (25)	(703)647-6556	cpollard@rpfinancial.com

Washington Headquarters

Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com